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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIBERTY PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 18, 2017

        The 2017 ANNUAL MEETING of the shareholders of Liberty Property Trust, a Maryland real estate investment trust (the "Trust"), will be held at The Logan Hotel, One Logan Square, Philadelphia, PA 19103 on May 18, 2017 at 11:00 a.m., local time, for the following purposes:

  1.
  To elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2018 and until their successors are duly elected and qualified;

  2.
  To hold an advisory vote to approve the compensation of the Trust's named executive officers;

  3.
  To hold an advisory vote regarding the frequency of voting on the compensation of the Trust's named executive officers;

  4.
  To ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017; and

  5.
  To transact such other business as may properly come before the meeting.

        The Board of Trustees of the Trust has fixed the close of business on February 24, 2017 as the record date for the meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

        Proxies are being solicited by the Board of Trustees of the Trust. Reference is made to the Proxy Statement included in our proxy materials for further information with respect to the business to be transacted at the meeting.

        By Order of the Board of Trustees,

Herman C. Fala
 Secretary

Malvern, Pennsylvania
April 5, 2017

Please Complete and Return Your Signed Proxy Card

        Please complete and promptly return your proxy in the manner provided. Doing so will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

LIBERTY PROPERTY TRUST
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2017

GENERAL INFORMATION

        This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board of Trustees" or the "Board") of Liberty Property Trust, a Maryland real estate investment trust (the "Trust" or the "Company"), for use at the Trust's 2017 Annual Meeting of Shareholders (the "Meeting") to be held at The Logan Hotel, One Logan Square, Philadelphia, PA 19103 on May 18, 2017 at 11:00 a.m., local time, and any adjournment or postponement thereof, for the purposes set forth in the foregoing notice and more fully discussed herein. Only shareholders of record at the close of business on February 24, 2017 (the "Record Date") shall be entitled to notice of and to vote at the Meeting. We are distributing to our shareholders a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") on or about April 5, 2017.

        If the enclosed proxy is properly executed and received by the Trust prior to voting at the Meeting, the common shares of beneficial interest, $0.001 par value per share, of the Trust (the "common shares") represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the common shares represented by the enclosed proxy will be voted FOR the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, FOR the "1 Year" frequency of voting on the compensation of the Trust's named executive officers and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017. Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Trust in writing prior to the time of the Meeting, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

        On the Record Date, the Trust had 146,992,276 common shares outstanding and entitled to vote at the Meeting. Each holder of common shares is entitled to one vote per share held of record by such holder on the Record Date. There must be present at the Meeting in person or by proxy shareholders entitled to cast a majority of all the votes entitled to be cast to constitute a quorum for the Meeting. Common shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. Thus, abstentions and broker "non-votes" are deemed to be present at the Meeting for the purpose of determining whether a quorum is constituted, but are not deemed to be votes cast at the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Abstentions and broker "non-votes" will affect each of the proposals described in this proxy as follows:

  •
  On the proposal to elect nine trustees to hold office until the Annual Meeting of Shareholders to be held in 2018 and until their successors are duly elected and qualified, the vote of a majority of all the votes cast at the Meeting is necessary to elect a trustee. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  The vote of a majority of all the votes cast at the Meeting is necessary to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore, assuming a quorum is achieved, will have no effect on the results of the vote with respect to this proposal.

  •
  With respect to the advisory vote to approve the compensation of the Trust's named executive officers, passage of the proposal requires that the number of votes FOR approval of named executive officer compensation must exceed the number of votes AGAINST approval. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to this proposal. This vote is advisory and is not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

  •
  With respect to the vote regarding the frequency of the voting on the compensation of the Trust's named executive officers, shareholders will be considered to have approved the frequency—every three years, every two years or every one year—receiving the greatest number of votes. Neither abstentions nor broker non-votes will be counted as votes cast, and therefore will have no effect on the results of the vote with respect to these proposals. This vote is advisory and is not binding on the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote for one frequency over the other options, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

        A majority of all votes cast in an election for trustees means that the number of shares voted "for" a nominee for trustee must exceed the number of votes cast as "withheld" from that nominee. In addition, the Trust's corporate governance guidelines provide that if a nominee for trustee who already serves as a trustee is not elected by a majority of the votes cast, the trustee will offer to tender his or her resignation to the Board of Trustees. The Corporate Governance and Nominating Committee of the Board of Trustees will then make a recommendation to the Board of Trustees on whether to accept or reject such resignation, or whether other action should be taken. The Board of Trustees will act on the Corporate Governance and Nominating Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. Any such trustee who tenders his or her resignation will not participate in the Board of Trustee's decision. There is no cumulative voting in the election of trustees.

        A majority of the votes cast at the Meeting shall be sufficient to approve any other matter that may properly come before the Meeting, unless more than a majority of the votes cast is required by the Declaration of Trust or applicable law.

        In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (this proxy statement, the proxy card and the 2016 annual report) by providing access to these materials on the internet. Shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about April 5, 2017. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and instructing stockholders as to how they may: (1) access and review the proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting shareholder elects to terminate it.

        This proxy statement and our 2016 annual report to shareholders are available at www.libertyproperty.com in the "Investors" section.

        If you have any questions or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834. Banks and brokers may call collect at (212) 750-5833.

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
 Stockholders May Call Toll-Free: (888) 750-5834 (from the United States and Canada)
Banks and Brokers May Call Collect: (212) 750-5833

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 24, 2017 (except as indicated below), regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of common shares by each trustee, each nominee for election as trustee, each current executive officer listed in the Summary Compensation Table appearing on page 31, all trustees and executive officers as a group, and each person who is known to the Trust to be the beneficial owner of more than five percent of the outstanding common shares. Each person named in the table below has sole voting and investment power with respect to the common shares listed opposite such person's name, except as otherwise noted.

Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
William P. Hankowsky	848,882	(1)	*
George J. Alburger, Jr.	570,127	(2)	*
Christopher J. Papa	16,820		*
Herman C. Fala	83,205	(3)	*
Michael T. Hagan	318,598	(4)	*
Frederick F. Buchholz	94,606	(5)	*
Thomas C. DeLoach, Jr.	84,714	(6)	*
Katherine Elizabeth Dietze	30,252	(7)	*
Antonio F. Fernandez	5,216		*
Daniel P. Garton	57,513	(8)	*
M. Leanne Lachman	95,474	(9)	*
David L. Lingerfelt	68,447	(10)	*
Fredric J. Tomczyk	5,216		*
The Vanguard Group Inc.	22,954,353	(11)	15.6%
BlackRock, Inc.	18,066,320	(12)	12.3%
Invesco Ltd.	10,568,000	(13)	7.2%
State Street Corporation	8,539,660	(14)	5.8%
All trustees and executive officers as a group (13 persons)	2,279,070	(15)	1.5%

*
Represents less than one percent of class.

(1)
Includes 527,893 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017. Includes 64,725 shares held in trust for family members.

(2)
Includes 333,774 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017. Mr. Alburger served as Executive Vice President and Chief Financial Officer through May 31, 2016 and retired from the Company on December 31, 2016.

(3)
Includes 63,841 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(4)
Includes 186,875 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017, and 14,491 common shares issuable upon exchange of units of limited partnership interest ("Units") of Liberty Property Limited Partnership, a Pennsylvania limited partnership (the "Operating Partnership") which, as of December 31, 2016, was 97.7% owned by the Trust.

(5)
Includes 40,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(6)
Includes 30,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(7)
Includes 20,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(8)
Includes 40,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(9)
Includes 40,500 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017.

(10)
Includes 20,000 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017, and 30,674 common shares issuable upon exchange of Units.

(11)
The Vanguard Group, Inc. ("Vanguard") has sole and shared voting power over 312,237 and 186,028 common shares, respectively, and sole and shared dispositive power over 22,636,660 and 317,693 common shares, respectively. Of the 22,636,660 shares over which Vanguard has sole dispositive power, Vanguard Specialized Funds—Vanguard REIT Index Fund ("REIT Index Fund") has sole voting power over 11,137,332 shares. This information is based solely on a review of amendments to Schedule 13G filed by Vanguard and REIT Index Fund with the Securities and Exchange Commission on February 10, 2017 and February 13, 2017, respectively. The address of both Vanguard and REIT Index Fund is 100 Vanguard Boulevard, Malvern, PA 19355.

(12)
BlackRock, Inc. and certain of its affiliates (collectively, "BlackRock") have sole voting power and sole dispositive power over 16,440,612 and 18,066,320 common shares, respectively. This information is based solely on a review of an amendment to Schedule 13G filed by BlackRock with the Securities and Exchange Commission on January 12, 2017. BlackRock's address is 55 East 52nd Street, New York, NY 10055.

(13)
Invesco Ltd. and certain of its affiliates (collectively, "Invesco") have sole voting power and sole dispositive power over 3,650,234 and 10,568,000 common shares, respectively. This information is based solely on a review of a Schedule 13G filed by Invesco with the Securities and Exchange Commission on February 14, 2017. Invesco's address is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(14)
State Street Corporation and certain of its affiliates (collectively, "State Street") have shared voting power and shared dispositive power over 8,539,660 common shares. This information is based solely on a review of amendment to Schedule 13G filed by State Street with the Securities and Exchange Commission on February 7, 2017. State Street's address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(15)
Includes 1,304,883 common shares subject to options exercisable as of, or that will become exercisable within 60 days after, February 24, 2017, and 45,165 common shares issuable upon exchange of Units.

 PROPOSAL 1—ELECTION OF TRUSTEES

        There are currently nine members of the Board of Trustees. All nine trustees are being proposed for election at the Meeting to serve until the Annual Meeting of Shareholders to be held in 2018 and until their successors are duly elected and qualified. Each of the nominees for election as trustee currently serves as a trustee of the Trust.

        A proxy signed in the enclosed form will be voted FOR the election of the nominees named below, unless a contrary instruction is given.

        Management believes that each of its nominees is willing and able to serve the Trust as trustee. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

        The following is a brief description of the nominees for election as trustee of the Trust. The descriptions for the trustees set forth the experience, qualifications, attributes and skills that have led the Board to conclude that these nominees should serve as trustees of the Trust.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR the election of each nominee. Assuming a quorum is present at the Meeting, a majority of all the votes cast at the Meeting shall be sufficient to elect a trustee.

Nominations for Election as Trustees

        Frederick F. Buchholz, age 71, has served as a trustee of the Trust since June 1994. Mr. Buchholz was employed by Lend Lease Real Estate Investments or its predecessors from 1968 until retiring in June 1998. He had been appointed a Senior Vice President of Equitable Real Estate in December 1990 and Executive Vice President in 1992. At various times, Mr. Buchholz was also the officer in charge of Equitable Real Estate's New York and Washington, D.C. regional offices. Prior to his retirement, Mr. Buchholz was the officer in charge of the Lend Lease Philadelphia region, supervising new business, asset management and restructuring/workout activities on behalf of a diversified regional mortgage and equity portfolio. Since his retirement, Mr. Buchholz has served as an independent real estate consultant. Mr. Buchholz is a member of the Appraisal Institute and the Investment Review Committee of the Delaware Valley Real Estate Investment Fund, L.P.

        Mr. Buchholz's lengthy real estate career as a senior officer of a major institutional real estate owner and lender enables Mr. Buchholz to contribute significantly, particularly in connection with the review and analysis of the Trust's real estate transactions. Additionally, Mr. Buchholz's past experience as a board member of another real estate company provides Mr. Buchholz with important insights as to the governance of the Trust.

        Thomas C. DeLoach, Jr., age 69, has served as a trustee of the Trust since May 1999. Beginning in 1998, Mr. DeLoach served as an Executive Vice President of Mobil Oil Corporation and the President of Global Midstream, both wholly owned subsidiaries of Mobil Corporation (now Exxon Mobil Corporation), a global energy company, prior to his retirement in March 2000. Mr. DeLoach joined Mobil Corporation in 1969 as a chemical engineer and advanced through various positions in manufacturing, marketing, planning and supply. From December 1994 until his election as President of Global Midstream, Mr. DeLoach served as Chief Financial Officer and Senior Vice President of Mobil Corporation and Mobil Oil Corporation. From 1991 until his retirement in 2000, Mr. DeLoach served as a director of Mobil Oil Corporation. Mr. DeLoach was a partner in Penske Racing, LLC from 2000 until 2002 and has been the Managing Partner of PIT Instruction & Training, LLC since 2003 and Red

Horse Racing II, LLC since 2005. Mr. DeLoach is also a member of the Board of Directors of Asbury Automotive Group (NYSE:ABG), and serves as its Non-Executive Chairman and on its Executive, Audit, Nominating and Governance, and Risk Committees.

        Mr. DeLoach's experience in various senior positions at a major American corporation with highly sophisticated processes and procedures in a capital intensive industry has given Mr. DeLoach strong insights which enable him to contribute to the Trust in a variety of areas, including in finance, human resources and internal operations. Mr. DeLoach's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        Katherine Elizabeth Dietze, age 59, was elected as a trustee of the Trust in January 2011. Ms. Dietze was Global Chief Operating Officer, Investment Banking Division of Credit Suisse First Boston, a financial services company, until her retirement in 2005. She had also held the position of Managing Director, Investment Banking. Prior to joining Credit Suisse First Boston, Ms. Dietze was a Managing Director for Salomon Brothers Inc., a financial services company. Ms. Dietze brings a strong background in global investment and financial matters.

        With her strong background in investment banking, Ms. Dietze provides a unique and valuable perspective on global financial markets, investments and financial transactions. Ms. Dietze serves on two other public company boards, Cowen Group, Inc. (NASDAQ:COWN), where she serves as Chair of the Audit Committee and as a member of the Compensation Committee and the Governance Committee, and Matthews International Corporation (NASDAQ:MATW) where she serves as Chair of the Finance Committee and a member of the Governance Committee. Ms. Dietze's membership on the boards of other public companies also enables her to share best practices observed from her other experiences.

        Antonio F. Fernandez, age 57, has served as a trustee of the Trust since November 2014. Until his retirement in 2016 Mr. Fernandez was executive vice president and chief supply chain officer at Pinnacle Foods, Inc. (NYSE:PF). At Pinnacle, Mr. Fernandez had overall corporate responsibility for the end-to-end supply chain, including procurement, manufacturing, customer service, warehousing and distribution. He also was responsible for Pinnacle's food quality and safety programs. Prior to joining Pinnacle in 2011, Mr. Fernandez had been senior vice president of global supply chain strategy at Kraft Foods Inc., following Kraft's acquisition of Cadbury, plc. Mr. Fernandez had previously been with Cadbury from 1998 to 2010 in a series of senior management positions, including chief supply chain officer. Mr. Fernandez's early career included positions in manufacturing, procurement, engineering and consulting with Procter & Gamble Co., and PepsiCo, Inc.

        Mr. Fernandez's experience in various senior positions in management, operations, supply chain and customer service at major American companies furnishes him with unique qualifications to contribute to the Trust as a Board member, particularly in view of the Trust's significant investments in industrial distribution facilities.

        Daniel P. Garton, age 59, has served as a trustee of the Trust since December 2001 and as the Trust's Lead Independent Trustee since that position was established in March 2014. Prior to his retirement in January 2014, Mr. Garton served as President and Chief Executive Officer of American Eagle Airlines, one of the world's largest regional airlines, beginning in June 2010. AMR Corporation is the parent company of American Eagle and American Airlines. Prior to joining American Eagle, Mr. Garton served as Executive Vice President-Marketing of AMR Corporation's American Airlines unit. In that position, Mr. Garton oversaw American Airlines' activities with respect to reservations, flight service, sales, its travel awards program, advertising and corporate communications. Previously, Mr. Garton served as Senior Vice President and then Executive Vice President of American Airlines Customer Service beginning September 1998. Mr. Garton served as President of American Eagle Airlines for three-years beginning in July 1995. Mr. Garton joined AMR Corporation in 1984 as an analyst in the finance department and advanced through various positions to the office of Vice

President-Financial Planning and Analysis in 1992. Mr. Garton left AMR Corporation in 1993 to become Senior Vice President and Chief Financial Officer of Continental Airlines. He returned to AMR Corporation two years later when he assumed the presidency of American Eagle Airlines. AMR Corporation filed for Chapter 11 bankruptcy protection in November 2011. In February 2013, AMR Corporation and US Airways Group agreed to merge and created the world's largest airline. Mr. Garton is also a member of the Board of Directors of Republic Airways Holdings Inc. (NASDAQ:RJET), and serves on its Executive and Audit Committees.

        Mr. Garton's extensive experience in customer service, operations, finance and financial markets in a major American corporation with highly sophisticated processes and procedures has enabled him to make valuable contributions to the Trust as a Board member. Mr. Garton's membership on the board of another public company also enables him to share best practices observed from his other experiences.

        William P. Hankowsky, age 66, has served as a trustee of the Trust since May 2003. Mr. Hankowsky joined the Trust on January 1, 2001 as Executive Vice President and Chief Investment Officer and was promoted to the position of President on March 12, 2002. Mr. Hankowsky became the Chief Executive Officer of the Trust on January 21, 2003 and Chairman on June 10, 2003. Prior to joining the Trust, Mr. Hankowsky served as President of the Philadelphia Industrial Development Corporation ("PIDC") from 1989 through 2000. In this capacity he oversaw the City of Philadelphia's economic development agency. Prior to that time, Mr. Hankowsky served as an executive with a variety of economic development projects and agencies. Mr. Hankowsky currently serves on the boards of Aqua America, Inc. (NYSE:WTR), Citizens Financial Group, Inc. (NYSE:CFG), Philadelphia Shipyard Development Corporation, Delaware River Waterfront Corporation, Pennsylvania Academy of Fine Arts, Greater Philadelphia Chamber of Commerce, and the Philadelphia Convention and Visitors Bureau.

        Mr. Hankowsky's executive experience and economic development background provide compelling attributes which have contributed to his leadership of the Trust. His leadership role in both the not-for-profit world and the public company arena has provided him with valuable opportunities to interact with government and business leaders in market segments of importance to the Trust. As a result of these opportunities, Mr. Hankowsky is better equipped to lead the Trust in its dealings with the business community and the public sector.

        M. Leanne Lachman, age 74, has served as a trustee of the Trust since June 1994. Ms. Lachman is the President of Lachman Associates, LLC, a real estate consulting firm, and is an Executive-in-Residence at Columbia Business School. Until October 2003, Ms. Lachman was a Managing Director of Lend Lease Real Estate Investment Management, a pension fund advisor. From 1987 forward, Ms. Lachman has specialized in real estate investment management for institutions. Ms. Lachman is a director and Chair of the Audit Committee of Lincoln National Corporation and a director of Lincoln Life & Annuity of New York, a subsidiary of Lincoln National Corporation (NYSE:LNC).

        Ms. Lachman's extensive experience as a specialist in real estate investment management and her ongoing advisory work enable Ms. Lachman to make valuable contributions to the Board, particularly in the area of strategic real estate investment analysis. Additionally, her experience as a director of another public company gives her insight into governance and related best practices, which enable her to make significant contributions as a Board member.

        In 2015 Ms. Lachman reached the age of 72 and, in accordance with the Trust's corporate governance guidelines, offered each year beginning in 2014, not to stand for reelection as a Trustee at the Annual Meetings of Shareholders of the Company. The Board of Trustees evaluated Ms. Lachman's offers and in each case made a determination not to accept the offer, noting that Ms. Lachman continues to make significant contributions to the Board and that her industry awareness and depth of real estate experience are critical to the Board. Accordingly, the Board is recommending Ms. Lachman as a trustee nominee for re-election.

        David L. Lingerfelt, age 64, has served as a trustee of the Trust since May 1995. Mr. Lingerfelt is a partner in the law firm of Setliff & Holland. Prior to that he was a shareholder in the law firm of Parker, Pollard, Wilton & Peaden, P.C., in Richmond, Virginia. Mr. Lingerfelt's law practice focuses on commercial real estate and taxation. Until November 2008, Mr. Lingerfelt was Vice President and National Underwriting Counsel of LandAmerica Exchange Company, and director of its Reverse Exchange Division. During 2009, Mr. Lingerfelt acted as a consultant in the wind down of LandAmerica Exchange Company. Prior to joining LandAmerica, Mr. Lingerfelt served as Director of Property Administration and Counsel for Best Products Co., Inc., and was a partner in the Virginia law firm of Coates & Davenport, focusing on commercial transactions.

        Mr. Lingerfelt's training as an attorney, together with his experience as a commercial lawyer with significant experience in real estate and tax practice areas, has allowed Mr. Lingerfelt to provide significant insights to the Trust in his capacity as a Board member.

        Fredric J. Tomczyk, age 61, has served as a trustee of the Trust since November 2014. Until his retirement in 2016 Mr. Tomczyk was president and chief executive officer of TD Ameritrade Holding Corporation ("TD Ameritrade") (NYSE: AMTD). He had served as president and chief executive officer of TD Ameritrade since October 2008. He previously served as a member of TD Ameritrade's board of directors from January 2006 until June 2007, when he accepted the role of chief operating officer at TD Ameritrade, responsible for all operations, technology, retail sales functions and the independent registered investment advisor channel. He remained in that role until he became president and chief executive officer and re-joined the board of directors in October 2008. Mr. Tomczyk previously served as the vice chair of corporate operations for TD Bank Group ("TD"), as executive vice president of retail distribution for TD Canada Trust (a wholly-owned subsidiary of TD), and as executive vice president and later as president and chief executive officer of wealth management for TD Bank. Prior to joining TD Bank in 1999, he was president and chief executive officer of London Life.

        Mr. Tomczyk's extensive experience in banking, management, finance and financial markets at major financial institutions, as well as his experience on the Board of TD Ameritrade, enables him to make valuable contributions to the Trust as a Board member and as Chair of the Audit Committee.

Additional Executive Officers

        Herman C. Fala, age 67, has served as Secretary and General Counsel of the Trust since January 2014, with principal responsibility for the Trust's legal function. Mr. Fala joined the Trust from the law firm of Cozen O'Connor, where he chaired the Real Estate Practice Group and served on the firm's Board of Directors from April 2009. Prior to joining Cozen O'Connor, Mr. Fala was a partner at the law firm of Wolf Block LLP from 1982 to April 2009, where he chaired the Real Estate practice for 10 years.

        Michael T. Hagan, age 59, has served as Chief Investment Officer of the Trust since May 2005. In 2011, Mr. Hagan assumed the additional title of Executive Vice President. Mr. Hagan joined the Trust in 1989. Prior to his appointment as Chief Investment Officer he served the Trust in a number of capacities, including as Senior Vice President—Acquisitions. Prior to joining the Trust, Mr. Hagan served in a variety of accounting positions.

        Christopher J. Papa, age 51, has served as Executive Vice President and Chief Financial Officer of the Trust since June 1, 2016. Prior to joining the Trust, Mr. Papa was serving as Executive Vice President and Chief Financial Officer of Post Properties, Inc. (an NYSE-listed multi-family residential REIT subsequently acquired by Mid-America Apartment Communities), having served in that capacity since December 2003. Prior to joining Post Properties, Inc., he was an audit partner at BDO Seidman, LLP from June 2003 to November 2003, the Chief Financial Officer at Plast-O-Matic Valves, Inc., a privately-held company, from June 2002 to June 2003, and until June 2002, an audit partner at Arthur Andersen LLP where he was employed for over 10 years and held several positions before being promoted to audit partner in 2000. Mr. Papa is a Certified Public Accountant.

Committees of the Board of Trustees

        Audit Committee.    The Board's Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, provides assistance to the trustees in fulfilling their responsibility to the shareholders and investment community relating to corporate accounting and the quality and integrity of financial reports of the Trust. The Board's Audit Committee currently consists of five independent trustees, as independence is defined by the applicable listing standards of the New York Stock Exchange. The members of the Audit Committee are Messrs. Tomczyk (Chair), Buchholz, DeLoach and Lingerfelt, and Ms. Dietze. Each of Mr. Tomczyk, Mr. DeLoach and Ms. Dietze is an "audit committee financial expert" as defined by the Securities and Exchange Commission. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Audit Committee, and also qualifies as an "audit committee financial expert." The Audit Committee met 12 times, including seven times by teleconference, during the last fiscal year. See "Report of the Audit Committee."

        Compensation Committee.    The Board's Compensation Committee (the "Compensation Committee") is empowered to determine compensation for the Trust's named executive officers and to administer the Share Incentive Plan. The Compensation Committee also has various other responsibilities, including succession planning regarding the Trust's management. Members of the Compensation Committee are Messrs. Fernandez (Chair), Buchholz, Lingerfelt and Tomczyk and Ms. Lachman, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as Lead Independent Trustee, also participates in the meetings of the Compensation Committee. The Compensation Committee met seven times, including two times by teleconference, during the last fiscal year. See "Report of the Compensation Committee."

        Corporate Governance and Nominating Committee.    The Board's Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board. In making such recommendations, the Corporate Governance and Nominating Committee seeks nominees who have the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Trustees, the Trust and its shareholders, who have demonstrated exceptional ability and judgment, and who will be most effective, in the context of the whole Board of Trustees and other nominees to the Board, in perpetuating the success of the Trust and in representing the interests of its shareholders. In accordance with its charter, the Corporate Governance and Nominating Committee considers diversity of race, gender and national origin as one of a number of attributes it looks for in a candidate for the Board of Trustees. It is a goal of the Board to achieve greater diversity. The Corporate Governance and Nominating Committee has employed and may continue to employ professional search firms (for which it pays a fee) to assist it in identifying potential members of the Board of Trustees with the desired skills and disciplines. The Corporate Governance and Nominating Committee will consider nominees for trustee proposed by shareholders in accordance with the procedures set forth in this proxy statement under "Corporate Governance—Shareholder Nominations for Trustees." Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees are considered.

        The members of the Corporate Governance and Nominating Committee are Mss. Dietze (Chair) and Lachman, and Messrs. DeLoach and Fernandez, all of whom are independent, as independence is defined by the applicable listing standards of the New York Stock Exchange. Mr. Garton, in his role as

Lead Independent Trustee, also participates in the meetings of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met five times during the last fiscal year. See "Report of the Corporate Governance and Nominating Committee."

Committee Charters

        Copies of the written charters of the Audit, Compensation and Corporate Governance and Nominating Committees are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com, and are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustees' Attendance at Meetings

        The Board of Trustees held nine meetings last year, including four by teleconference. Additionally, the Board conducted four informational calls. Each trustee of the Trust attended at least 75% of the meetings of the Board of Trustees and meetings held by all committees on which such trustee served.

Trustees' Compensation

        In 2016, trustees who were not also officers and full-time employees of the Trust were compensated in accordance with the following policy. These trustees received an annual trustee retainer in the amount of $40,000 in cash and a grant of unrestricted common shares with a total grant date fair value of $87,500. The Lead Independent Trustee received an additional annual retainer of $30,000 for performing the duties and responsibilities of that position. Additionally, trustees received a fee of $1,500 for each Board meeting that such trustee attended in person or telephonically; however, this fee was only $500 for teleconference Board meetings if such meetings addressed only routine matters and for participation in any informational call held to supplement the regularly scheduled Board meetings. Trustees also received a fee of $5,000 for each committee on which they served, a fee of $1,000 for each committee meeting they attended in person and a fee of $500 for each committee meeting attended by teleconference. The Chair of the Audit Committee received an additional annual fee of $15,000, and the Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee each received an additional annual fee of $9,000.

        For 2017, the Corporate Governance and Nominating Committee revised the compensation package for the trustees, with the guidance of an independent compensation consultant and based on best practices and market conditions among the Company's peers. All per-meeting and per-call fees have been eliminated. The annual retainer has been changed to $72,000, with an additional retainer in the amount of $25,000 for the Lead Independent Trustee. The committee chair retainer for the Audit Committee Chair will be $20,000, and the committee chair retainer for the chairs of the other two standing committees will be $15,000. The committee member retainer for non-chair members of the Audit Committee (including the Lead Independent Trustee as ex officio member) will be $8,500, and the committee member retainer for non-chair members of the other committees (including the Lead Independent Trustee as ex officio member) will be $5,000. All retainers are payable in cash. The stock-based compensation to the Trustees will be in the form of a grant of unrestricted common shares of the Company with value of $91,500, based on the average closing share price of the Company's shares during the 30-calendar-day period up to and including the grant date.

        Additionally, all trustees are entitled to be reimbursed for travel and lodging expenses associated with attending Board and committee meetings. Trustees who are officers and full-time employees of the Trust are not entitled to receive any separate compensation for service as a trustee.

 PROPOSAL 2—ADVISORY VOTE TO APPROVE
THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        SEC rules require us to hold, at least once every three years, an advisory vote to approve the compensation of our named executive officers as described in the proxy statement (commonly referred to as "Say-on-Pay"). We have committed to including a Say-on-Pay vote on an annual basis, at least until such time, if any, as our shareholders express a preference for a less frequent basis. Thus, we have included the following Say-on-Pay vote, pursuant to which our shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust approve, on an advisory basis, the compensation of the Trust's Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Trust's proxy statement.

        The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 14 to 40 of this proxy statement. As is discussed below in those disclosures with respect to certain modifications to our compensation structure implemented in 2016, we regularly monitor our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

        Your vote on this Proposal 2 is advisory, and therefore not binding on the Trust, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers as described in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained on pages 14 to 40 of this proxy statement.

 PROPOSAL 3—ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS

        At least once every six years, the Trust is required to provide shareholders an advisory vote on the frequency with which the Trust's shareholders shall have the advisory vote on executive compensation provided for in Proposal 2 above. The last time the shareholders voted on frequency was in 2011, and thus the Trust is providing shareholders the opportunity to again vote on frequency this year.

        Specifically, the Trust is asking whether the advisory vote on executive compensation should occur every year, every two years, or every three years. The Trust currently submits advisory votes on executive compensation to shareholders on an annual basis, and the Trust continues to believe that, of the three choices, submitting such votes every year remains preferable. Thus, the Trust asks that you support a frequency period of every "1 year" for future advisory shareholder votes on the compensation of our named executive officers. Shareholders are being asked to vote on the following resolution:

  RESOLVED, that the shareholders of Liberty Property Trust determine, on an advisory basis, that the frequency with which the shareholders of the Trust shall have an advisory vote on the compensation of the Trust's named executive officers set forth in the Trust's proxy statement is:

    Choice 1—one year;

    Choice 2—every two years;

    Choice 3—every three years; or

    Choice 4—abstain from voting.

        The Trust believes that continuing the annual shareholder vote will enhance shareholder communication by providing a clear, simple means for the Trust to obtain information on investor sentiment about our executive compensation philosophy, and will be the most effective timeframe to engage with shareholders to understand and respond to the vote results.

        As with your vote on Proposal 2 above, your vote on this Proposal 3 is advisory, and therefore not binding on the Trust, the Compensation Committee, or our Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Trust or the Board, or to create or imply any additional fiduciary duties for the Trust or the Board. However, our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote for one frequency over the other options, we will consider our shareholders' concerns and the Board will evaluate any appropriate next steps.

Recommendation and Required Vote

        The Board of Trustees recommends that shareholders vote for a frequency of "1 year" for future advisory shareholder votes on compensation of our named executive officers.

 COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

        Our Compensation Discussion and Analysis addresses the compensation paid or awarded to our executive officers listed in the Summary Compensation Table that immediately follows this discussion. We refer to these executive officers as our "named executive officers" or as our "NEOs."

        This Compensation Discussion and Analysis describes the methodology and results of the compensation program for our NEOs for 2016. Beginning in 2016, our compensation program was modified in certain respects from prior years, and where appropriate, this Compensation Discussion and Analysis also describes the impact of grants made in 2014 and 2015 under the compensation program as structured in those years.

Executive Summary of 2016 Compensation

        In order to deliver our best results to our shareholders, we must attract, retain and motivate superior talent. Our compensation programs are designed to link executive rewards to financial, operating and strategic results. This pay for performance structure ensures that the financial interests of our executives are aligned with those of our shareholders. As is shown below, the majority of each executive's pay, including 60% of our CEO's target pay, is tied directly to the achievement of objective, predetermined performance goals.

        Over the course of 2015, the Compensation Committee engaged in a detailed review of our compensation programs in order to:

  •
  Better support our business and talent strategies;

  •
  Better align our overall compensation spend with net income; and

  •
  Better align the Company with competitive practice and ensure that we continue to provide competitive compensation opportunities.

        At its March 16, 2016 meeting, the Compensation Committee implemented a number of changes to the compensation programs across our entire organization to better align all of our employees with our overall performance as a company. For our NEOs, the changes, effective beginning in 2016, included:

Change beginning in 2016	Rationale
Incorporate additional measures of corporate performance—Same Store NOI Growth, Strategic Objectives—to the determination of the annual bonus	While the Compensation Committee has, and will continue to have, discretion to adjust awards based on its assessment of management's performance, the Committee had traditionally relied on Funds from Operations per share (FFO) as the measure to determine annual bonuses. The Committee believes that the use of multiple measures of corporate performance better reflects competitive practice as well as the nature of our multi-faceted business. The Committee also believes that the use of additional measures will create increased focus on key issues and greater clarity for employees and shareholders.
Rebalance the annual long-term incentive awards to a mix of performance-based share units (65%) and time-based share units (35%); remove stock options from the annual grant	Although we view options as being performance-based and aligned with shareholder value creation, our use of options to deliver standard LTI had fallen out of competitive practice.
Focus the measurement of performance on three-year relative TSR; remove the annual measure of FFO from the determination of long-term incentive awards
FFO is a critical measure of our success and is an important factor in the annual bonus calculation. Although the FFO Portion of the awards vested over time, the single-year performance period replicated the annual bonus program.
Pay dividends only on shares that are ultimately earned, rather than on the Target grant	By paying based on actual performance, whether below or above Target, this design reflects proper alignment between pay and performance. It also reflects current best practice.
Limit the portion of the annual bonus that can be converted to shares at a premium
While beneficial to encouraging share ownership across our entire employee population, providing employees the ability to convert the entire cash bonus award to shares at a 20% premium created the potential for above-market compensation. It is also not a typical practice among our peers.

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive to achieve annual measures of financial, operating, strategic and individual performance. In setting the target level of incentive compensation opportunity, we consider competitive factors, including target total cash compensation of peers.

        For performance in 2016, each NEO was eligible for a cash bonus award as defined below:

NEO	Threshold % of Salary(1)	Target % of Salary	Maximum % of Salary
William P. Hankowsky, Jr.	57.5%	115%	287.5	%(2)
Christopher J. Papa(3)	—	—	—
Herman C. Fala	42.5%	85%	170%
Michael T. Hagan	42.5%	85%	170%
George J. Alburger	42.5%	85%	170%

(1)
The Threshold is not a guaranteed payment. The bonus would be $0 for performance below the Threshold, subject to Committee discretion.

(2)
This 2016 figure reflects a reduction from the previous Maximum opportunity of 300% for the CEO.

(3)
Mr. Papa joined the Company on June 1, 2016. He was eligible to participate in the Company's annual bonus plan for executive officers, which currently offers a target bonus of 85% of annual base salary for Mr. Papa's position, subject to the achievement of the Company's goal for FFO to fund the overall bonus pool and then a review of the Company's performance against certain financial metrics and goals as well as the executive's performance against goals established at the beginning of each year for such executive. For 2016, Mr. Papa's minimum bonus was guaranteed at Target on a full year basis, for an amount of $386,750.

        The determination of the actual bonus awards to be earned for 2016 performance was based on multiple predetermined factors. As the first step, the Compensation Committee considered the Company's achievement of its FFO as against a pre-determined goal in order to fund the bonus pool. If the requisite FFO goal is satisfied and thus the potential bonus pool is fully funded, the Committee then will assess performance of the following measures in the following weightings and then apply its discretion based on these factors below as well as other corporate measures:

Performance Measure	Weighting
FFO	60%
Same Store NOI Growth	10%
Corporate MBOs	10%
Individual Performance	20%

        All NEOs share the same Corporate MBOs. For 2016, these MBOs emphasized the execution of our strategic plan. The specific individual performance goals for each NEO other than the Chief Executive Officer were recommended to the Committee by the Chief Executive Officer, and were reviewed and approved by the Committee. The individual performance goals for the Chief Executive Officer were established by the Committee. The Committee then determined the portion of the award to pay for the achievement of these MBOs and individual goals.

        We achieved performance between our target and maximum FFO goals for 2016, as adjusted by the Committee to account for significant capital events. Accordingly, cash bonus awards for that component were paid at a level between the target and maximum bonus levels. This resulted in the Company performance component of the bonus being equal to 205% of the target bonus for the Chief Executive Officer and 170% of the target bonus for NEOs other than the Chief Executive Officer. Payments made for the Same Store NOI Growth component and for the Corporate MBOs component were at maximum level based on the Company's performance of those goals. Payments for the individual goal component of each NEO's bonus varied depending on the Committee's assessment of that officer's achievement of his individual goals that were approved by the Committee in early 2016.

Long-term Equity Incentive Awards

        Beginning in 2016, the annual equity award consists of two components: 65% of the award is eligible to be earned following a three-year period based on how the Company's TSR performance compared to that of its Peer Group over that same period, and 35% of the award is eligible to cliff vest at the end of three years based on continued employment. We believe this new structure provides close alignment between earned compensation and shareholder value and reflects peer practices. Prior to 2016, our long-term equity incentive program was focused on achievement of FFO goals, share price and dividend growth, and outperformance against our peers in delivering shareholder return. Options and the use of a single-year FFO measurement were eliminated from our long-term equity incentive grant structure for 2016.

        At the Committee's March 16, 2016, meeting, the Committee made awards under the Executive Officer LTI Program (LTI) for 2016 consistent with the new metrics and procedures adopted by the Committee as described above for 2016. Then, when Mr. Papa joined the Company on June 1, 2016, he received an LTI award equal to 145% of his annual base salary, subject to adjustment based on Company performance.

        The Awards consisted of the following:

Name	Number of Restricted Shares in Time-Vested Portion(1)	Number of RSUs in TSR Portion(2)
William P. Hankowsky	19,127	35,521
George J. Alburger, Jr.(3)	7,440	13,817
Michael T. Hagan	6,443	11,965
Herman C. Fala	6,047	11,230
Christopher J. Papa(4)	6,616	12,288

(1)
The restricted shares constituting the Time-Vested Portion are eligible to vest on the third anniversary of the grant date (except for Mr. Papa's award, which is eligible to vest in equal installments on the first three anniversaries of the grant date), assuming the employee continues to be employed by the Company on the date, with vesting on death, Disability (as defined in the Share Incentive Plan) or (subject to age and years of service) retirement, in accordance with the grant agreements. Dividends are paid currently over the course of the vesting period.

(2)
The RSUs constituting the TSR Portion are eligible to vest at the end of a three-year performance period (for the 2016 grants, that is 1/1/16 - 12/31/18) depending on Liberty's TSR performance relative to the TSR performance of the companies comprising our Peer Group, based on the following formula: 0% of the target shares will be earned if performance is below threshold (25th percentile among our Peer Group); 50% of the target shares will be earned if performance is at threshold; 100% of the target shares will be earned if performance is at target (50th percentile among our Peer Group); and 272% of the target shares will be earned by the CEO and 200% of the target shares will be earned by the other NEOs if performance is at or above maximum (75th percentile among our Peer Group); results will be interpolated for TSR results falling between threshold and target or between target and maximum. Dividends are reinvested during the vesting period but will be paid at the end of the performance period only with respect to the shares actually earned based on performance.

(3)
Mr. Alburger retired on December 31, 2016.

(4)
Mr. Papa started with the Company on June 1, 2016.

        At the Committee's February 27, 2017 meeting, the Committee made awards under the Executive Officer LTI Program for 2017 consistent with the same metrics and procedures adopted by the Committee as described above for 2016. The Awards consisted of the following:

Named Executive Officer	Number of Restricted Shares in Time-Vested Portion	Number of RSUs in TSR Portion
William P. Hankowsky	16,333	30,333
Christopher J. Papa	6,151	11,422
Michael T. Hagan	5,555	10,317
Herman C. Fala	5,164	9,590

        At its February 27, 2017 meeting, the Committee awarded each of Messrs. Hagan and Fala a grant of 3,879 restricted Common Shares under the Share Incentive Plan. The awards were made in recognition of the efforts of Messrs. Hagan and Fala in executing the Company's 2016 property dispositions and to enhance the Company's ability to retain their services. These awards will vest on February 27, 2019, provided that on that date the recipient continues to be employed by, or is in the service of, the Company.            The shares will also vest upon the death or Disability (as defined in the Share Incentive Plan) of the recipient should it occur prior to the date described in the preceding sentence. Dividends will be paid currently on the full amount of the shares, without regard to vesting, from the date of grant.

        At its February 27, 2017 meeting, the Committee also reviewed the terms of a March 16, 2012 retention award of 57,870 restricted shares made to Mr. Hankowsky, which by its terms would vest on March 16, 2017, provided that (a) Mr. Hankowsky continues to be employed by, or is in the service of, the Company on that date, and (b) base rents of the Company as of December 31, 2016 from industrial properties are greater than 50% of the Company's overall base rents. The Committee has determined that the conditions to the vesting of these restricted shares were satisfied, and that therefore these restricted shares together with 17,628 shares consisting of accrued dividends thereon since the grant of the award have fully vested.

  Other Features of our Compensation Program

        The Compensation Committee annually reviews in detail all elements of our compensation program to ensure their alignment with our philosophy and rigorous corporate governance practices.

  What We Do:

  •
  Clawback.  We have adopted a policy that allows for the clawback of variable compensation in the event of a material restatement of our financial results caused by fraud or willful misconduct by senior officers of the Company. Once the Securities and Exchange Commission adopts a formal policy, we will review our policy and revise it if necessary to ensure that it is fully compliant with the SEC regulations.

  •
  Pay for Performance Analysis Conducted Annually.  Liberty's pay and performance are compared annually against those of our Peer Group to promote our philosophy of aligning actual compensation with financial results.

  •
  Stock Ownership Guidelines.  Guidelines for senior officers and trustees have been in place since 2000, and during 2014 were strengthened to meet current best practices. Our senior officers are required to acquire within a stated period of time, and thereafter to retain, an amount of common shares of the Company equal in value to a multiple of their salary. The multiples range from one to six times the salary and are validated against market practice periodically. Trustees are expected to own an amount of Company common shares equal in value to six times the annual cash retainer paid to trustees. Senior officers and trustees are required to retain all shares until they meet the appropriate guideline.

  •
  Independent Compensation Consultant.  As is further discussed below, in 2015, the Committee engaged Pay Governance LLC as an independent compensation consultant. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the applicable independence factors under NYSE rules. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services.

  •
  Risk Oversight.  The Committee carefully considers, on an annual basis, the risks associated with all of our incentive programs.

  •
  Prior Say-on-Pay Vote.  Our shareholders participate in an annual advisory vote on executive compensation (a "say-on-pay vote"). At our 2016 annual meeting of shareholders, 96.6% of the votes cast in the say-on-pay vote were voted in favor of the proposal. The Committee believes this vote demonstrates our shareholders' positive view of our compensation philosophy and policies. The Committee intends to continue to consider the results of future say-on-pay votes.

  What We Do Not Do:

  •
  Hedging.  The Company has adopted a policy that prohibits hedging by trustees and/or senior officers. The only equity securities of the Company that may be purchased or sold by senior officers are the Company's common shares, units or any publicly traded preferred shares of the Company. Other than in the case of the Company-issued employee stock options, the purchase or sale of options on Company securities of any kind, whether "puts" or "calls," or similar cash-settled derivative securities by trustees and/or senior officers is not permitted. We plan to review our hedging policy once the Securities and Exchange Commission adopts formal regulations, and to revise it if necessary to ensure compliance with the regulations.

  •
  Pledging.  It is the policy of the Company that trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, to the extent the securities sought to be pledged are necessary to satisfy the trustee's or NEO's stock ownership requirements as specified in the Company's corporate governance guidelines, and that, other than as stated above, trustees and NEOs are prohibited from pledging Company securities or units, including in margin accounts, without the approval of the Corporate Governance and Nominating Committee.

  •
  Tax Gross-Ups.  The Company does not provide tax gross-ups for excise taxes to any employees.

  •
  Employment Contracts.  We do not have any individual employment contracts with our executives.

  •
  Executive Perquisites.  With the exception of certain relocation and housing allowances that were provided on a one-time basis in 2016 to Mr. Papa in connection with the commencement of his employment as Chief Financial Officer, executives receive no perquisites or benefits and participate in the same benefits and welfare programs as all employees.

General

        As is its practice, the Committee established the 2016 performance goals early in 2016 and reviewed progress with respect to the applicable performance metrics regularly throughout 2016 and early in 2017. The final compensation determinations were made at a February 27, 2017 meeting, when the Committee approved 2016 bonus awards and vesting of long-term incentive awards. At the meeting, the Committee also set base salaries and targets for annual and long-term incentive awards for 2017, established 2017 performance goals and granted 2017 long-term incentive awards.

Compensation Objectives

        The compensation paid or awarded to our NEOs for 2016 is designed to meet the following objectives:

  •
  Performance Incentives.  Create a compensation structure under which a meaningful portion of total compensation relates to the Company's actual performance, including long-term performance, and to each NEO's individual performance.

  •
  Competitive Compensation.  Provide NEOs the opportunity to earn competitive levels of compensation, upon achievement of performance incentives, taking into account the compensation paid in the marketplace at comparable companies and the compensation paid by members of our Peer Group.

  •
  Stakeholder Incentives.  Encourage the maintenance and accumulation of meaningful equity ownership, and alignment of executive and shareholder interests, by providing compensation that ties the interests of NEOs to those of the Trust's shareholders by linking a portion of executive compensation directly to changes in shareholder value.

  •
  Retention Incentives.  Provide compensation that will attract, motivate and retain superior talent over the long-term.

Type of Compensation	Objectives Addressed
Salary	Competitive Compensation
Bonus	Performance Incentives Competitive Compensation Retention Incentives
Long-Term Incentive Compensation—Restricted Share Awards and Restricted Stock Units	Performance Incentives Stakeholder Incentives Competitive Compensation Retention Incentives

Determination of Competitive Compensation

        The Committee met seven times during 2016, including twice by teleconference, to review, evaluate and determine compensation issues. The members of the Committee are professionals with substantial executive experience. Additionally, in assessing competitive compensation and performance incentives, the Committee relied on data and advice provided to it by its independent compensation consultant, Pay Governance LLC.

        The compensation consultant provides data and advice to the Committee on a regular basis. The compensation consultant developed competitive compensation levels for seasoned executives with responsibilities similar to those of our NEOs, using comparative industry data derived from the NAREIT Compensation Survey and proxy data from the Peer Group companies. We believe that data regarding this Peer Group are useful with regard to an assessment of compensation for our NEOs because they reflect industry practices and provide comparisons as to individual positions. The REITs that comprise the Peer Group are generally those that appear in the NAREIT Index as either "Industrial," "Office" or "Diversified" and fit within an appropriate range of market capitalization relevant to the Company.

        Our Peer Group used to develop competitive benchmarks to assist the Committee in determining pay for 2016 consisted of the following companies:

Alexandria Real Estate Equities, Inc.	First Potomac Realty Trust
Boston Properties, Inc.	Gramercy Property Trust(1)
Brandywine Realty Trust	Highwoods Properties, Inc.
Corporate Office Properties Trust	Mack-Cali Realty Corporation
DCT Industrial Trust	ProLogis
Douglas Emmett, Inc.	PS Business Parks, Inc.
Duke Realty Corporation	SL Green Realty Corp.
EastGroup Properties, Inc.	STAG Industrial, Inc.
Equity Commonwealth	Vornado Realty Trust
First Industrial Realty Trust, Inc.	Washington Real Estate Investment Trust

(1)
Prior to its December 17, 2015 merger with Gramercy Property Trust Inc., this entity was known as Chambers Street Properties. It was included as part of the Peer Group for purposes of compensation benchmarking but because it did not continue as the same entity for the entire three-year period, it was not considered as part of the Peer Group for the purpose of measuring three-year TSR performance.

        The Committee has generally focused on the median of the Peer Group as a reference point for setting target compensation. The Committee uses its judgment after consultation with its independent compensation consultant to determine appropriate compensation for each NEO, taking into account the Peer Group data and the unique responsibilities and attributes of each NEO. The ultimate compensation decisions of the Committee are guided by competitive practice, individual role and performance, performance of the Company and internal equity.

        The Committee regularly asks its independent compensation consultant to analyze the historical pay and performance alignment for the Company's NEOs. Such an analysis was conducted in 2016 and resulted in the conclusion of the Committee's consultant that our one-year (2015) and three-year (2013-2015) NEO pay and TSR performance were aligned. The realizable pay of our CEO and the average realizable pay of the other NEOs were all between the 27th percentile and the 53rd percentile of the applicable Peer Group for both the one-year period and the three-year period under review. The Company's one-year TSR and one-year FFO per share growth were at the 43rd percentile and the 31st percentile, respectively, among the applicable Peer Group, and the Company's three-year TSR and three-year FFO per share growth were at the 11th percentile and the 32nd percentile among the applicable Peer Group.

Salaries

        Base salaries are set by the Compensation Committee and are designed to be competitive with the salaries paid by Peer Group companies. Historically, changes in individual base salaries have been based in part on the Committee's review of the report prepared by the independent compensation consultant, which includes a review of Peer Group compensation data, and on the Committee's review of the individual's responsibility, experience and performance, and increases in base salary being provided to our employee population generally. Base salaries are reviewed for adjustment annually.

        The salaries of our NEOs for 2017, and comparison with their salaries for 2016, are set forth in the following table:

Name	2016 Salary		2017 Salary	Percentage Increase
William P. Hankowsky	$730,000		$751,900	3%
Christopher J. Papa	$455,000	(1)	$468,650	3%
Michael T. Hagan	$407,000		$423,280	4%
Herman C. Fala	$382,000		$393,460	3%

(1)
Mr. Papa joined the Company on June 1, 2016. This salary figure is the annualized amount.

Annual Incentive Program

        The principal objective of our annual incentive program is to provide an incentive tied to annual measures of financial, operating, strategic and individual performance. In setting the target level of incentive compensation opportunity, the Committee considers competitive factors, including target total cash compensation of peers.

        For performance in 2016, each NEO was eligible for a cash bonus award as defined below:

	Bonus as a % of Salary
NEO	Threshold(1)	Target	Maximum
William P. Hankowsky, Jr.	57.5%	115%	287.5%
Christopher J. Papa(2)	—	—	—
Herman C. Fala	42.5%	85%	170%
Michael T. Hagan	42.5%	85%	170%
George J. Alburger	42.5%	85%	170%

(1)
The Threshold bonus is not a guaranteed minimum. The performance component of the annual bonus would be $0 for performance below Threshold goals, subject to Committee discretion.

(2)
Mr. Papa joined the Company on June 1, 2016. He was eligible to participate in the Company's annual bonus plan for executive officers, which currently offers a target bonus of 85% of annual base salary for Mr. Papa's position, subject to the achievement of the Company's goal for FFO to fund the overall bonus pool and then a review of the Company's performance against certain financial metrics and goals as well as the executive's performance against goals established at the beginning of each year for such executive. For 2016, Mr. Papa's minimum bonus was guaranteed at Target on a full year basis, for an amount of $386,750.

        The determination of the actual bonus awards to be earned for 2016 performance was based on multiple factors. As the first step, the Compensation Committee considered the Company's achievement of its FFO as against a pre-determined goal in order to fund the bonus pool. The requisite FFO goal was satisfied and thus the potential bonus pool was fully funded.

        The second step required the Compensation Committee to assess performance of the following measures in the following weightings and then apply its discretion based on these factors below as well as other corporate measures:

Performance Measure	Weighting
FFO	60%
Same Store NOI Growth	10%
Corporate MBOs	10%
Individual Performance	20%

        With respect to our most significant goal, FFO per share, our 2016 goals were as follows: Threshold—$2.35; Target—$2.45; Maximum—$2.55; all subject to adjustment by the Committee for nonrecurring capital events. During 2016 the Company extinguished senior unsecured indebtedness in the amount of approximately $700 million, resulting in debt extinguishment losses of approximately $27.1 million, and through an unconsolidated joint venture realized debt forgiveness income of approximately $4.2 million in connection with the transfer of certain properties to the lenders in satisfaction of secured debt. The Committee determined that the FFO per share figure to govern 2016 compensation decisions should be adjusted to eliminate the impact of these two capital events, and thus concluded that the Company's actual FFO result of $2.37 per share should be adjusted to $2.52 per share, which falls between target and maximum of the range set by the Committee at the beginning of 2016.

        As a result of the FFO performance, payments to the NEOs were made with respect to the FFO goal in an amount which reflected performance between the target and the maximum bonus level. This resulted in a bonus for this performance component equal to 205% of the target bonus for the CEO and 170% of the target bonus for the other NEOs.

        With respect to Same Store NOI Growth, our 2016 goals were as follows: Threshold—0%; Target—1%; Maximum—2%. Our actual result was 2.8%, which exceeded the Maximum goal, resulting in a payout at the maximum level for this performance component of the bonus.

        Our corporate MBOs for 2016 included the following: execute the disposition of $1.2 billion of non-core suburban office and flex properties; exceed our Core NOI target; and design and implement a realigned organizational structure for the Company reflective of the repositioning of our portfolio and geographic footprint. The Committee concluded that these goals were all met or surpassed in 2016, resulting in a payout at the maximum level for this performance component of the bonuses.

        Payments made for each NEO's achievement of his MBO portion of his annual bonus varied depending on the level of such NEO's achievement of his individual stated goals.

        Based on the above methodology, the Committee has determined the dollar amounts of annual bonus awards for 2016 (shown together with the target bonus amount) are as follows:

Name	Amount Awarded	Target Amount
William P. Hankowsky	$1,746,160	$839,500
Christopher J. Papa	$684,548	$386,750
Michael T. Hagan	$620,980	$345,950
Herman C. Fala	$590,954	$324,700
George J. Alburger, Jr.	$707,115	$399,500

        Consistent with a long-standing policy adopted by the Committee for all U.S.-based, bonus-eligible employees, our NEOs have the option of electing to receive common shares, with sale restrictions, in lieu of a cash bonus awarded to them, at the rate of shares equal to 120% of the cash value of the portion of the bonus (not to exceed $50,000) for which common shares are substituted, less applicable withholding tax. These shares encourage share ownership and further align employee and shareholder interest. Dividends are paid on common shares issued pursuant to such awards, and restrictions on sale related to such awards will expire on February 27, 2018.

        The annual bonus award payments are reflected in two separate columns of the Summary Compensation Table. The portion of the payment taken by the NEO in cash appears in the "Non-Equity Incentive Plan Compensation" column, while the portion which the NEO elected to take in common shares appears in the "Share Awards" column.

Long-Term Incentive Program—Equity-Based Compensation

Summary of the Executive Officer Long-Term Incentive Program

        Since 2008 the Committee has operated under the Liberty Property Trust Long-Term Incentive Program (the "Long-Term Incentive Plan"). Within that Plan, the Company's long-term incentive ("LTI") program for NEOs (the "Executive Officer LTI Program") has the purpose of enhancing and refining the performance incentives provided to these officers. Under this program, each NEO is eligible to receive an LTI grant with an award value that is a targeted percentage of salary, subject to adjustment based on performance.

        Beginning with 2016, we modified the program in a manner that we believe provides close alignment between earned compensation and shareholder value, as well as close alignment to the practices of our peers. Thus, for 2016, the annual equity award consisted of two components: 65% of the award is eligible to be earned following a three-year period based on how the Company's TSR performance compared to that of its Peer Group over that same period, and 35% of the award is eligible to cliff vest at the end of three years based on continued employment (except for Mr. Papa's award, which is eligible to vest in equal installments on the first three anniversaries of the grant date).

        In 2015 and 2014, the Executive Officer LTI Program provided for annual awards in a target amount, divided in equal thirds as follows:

  •
  One-third of the target amount is awarded in options which, when vested, entitle the NEO to purchase common shares at the fair market value on the date of the award;

  •
  One-third of the target amount (the "TSR Portion") is awarded in restricted stock units that are at risk based on the Company's TSR performance relative to the Peer Group over the three-year period following the award (the "Award Period"); and

  •
  One-third of the target amount (the "FFO Portion") is awarded in restricted stock units that are at risk based on the Company's financial performance, measured by FFO achieved as compared to our FFO goal, during each of the three individual years of the Award Period. The FFO Portion is split into three equal pieces, corresponding to each of the three-years of the relevant Award Period.

        Under the Executive Officer LTI Program for 2014 and 2015, the Compensation Committee adopted a schedule of performance goals for the RSU portions of each Award, defining the threshold and maximum at which the actual FFO Portion and TSR Portion may be earned, in relation to the specified target levels. Based on the Company's actual performance over the Award Period, the RSU portion of the Award to be earned by the NEO can fall within the following ranges, although the

Compensation Committee retains discretion to reduce the Award from the prescribed level as it deems fit:

	RSU Award Earned as a % of Target Award
	CEO	Other NEOs
Threshold(1)	50%	50%
Target	100%	100%
Maximum	272%	200%

(1)
The Threshold LTI figure is not a guaranteed minimum payout. The performance-based components of the annual LTI award would be forfeited for performance below Threshold goals.

        With respect to the 2014 and 2015 awards, although performance against the FFO Portion was determined, and thus "earned," annually over the Award Period, the FFO Portion is not payable until the end of the three-year Award Period. The TSR Portion for those years is measured over the entire three-year Award Period. If the recipient of the Award terminates by reason of death, Disability (as defined in the Share Incentive Plan) or (subject to scaled vesting based on age and years of service) retirement prior to the end of the Award Period, units would be payable at the end of the Award Period based on actual attainment within each Performance Period, and would not be pro-rated for short service. The Executive Officer LTI Program also includes several common restrictive covenants and other provisions, subject to the Compensation Committee's discretion, that would trigger forfeiture of an Award.

        When the Trust's common shares are issued with respect to the Awards they underlie, they will be issued under the Share Incentive Plan, and will generally be subject to the terms and conditions of that plan.

Performance in 2016

        The year 2016 was the final performance year of the 2014 award under the Executive Officer LTI Program and as a result the Committee was required to review the Company's three-year TSR performance under the TSR Portion of the award made in 2014 as well as evaluate the Company's performance in 2016 to determine the amount earned under the relevant one-third of the FFO Portion of the awards made in 2014 and 2015.

        As to the FFO Portion, the NEOs were determined to have earned between the target amount and the maximum amount in 2016 for the FFO Portion of the awards made in 2014 and 2015, resulting in a payout of 220% of the target amount of this portion of the 2014 and 2015 awards to the Chief Executive Officer and 170% of the target amount of this portion of the 2014 and 2015 awards to the NEOs other than the Chief Executive Officer.

        With respect to the TSR Portion of the 2014 award, our three-year TSR during 2014-2016 was below the threshold level (25th percentile relative to the Peer Group that was in place in 2014 for this calculation). Accordingly, the Committee determined that there would be no payout for the TSR portion of the 2014 award.

        As a result of these determinations, the awards (listed together with prior awards during the Award Period) are set forth below.

William P. Hankowsky

	2014						2015
	FFO Portion			TSR Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	4,792	3,833	(1)				5,344	14,536	(2)
Year 2	4,792	13,034	(2)				5,344	11,778	(3)
Year 3	4,791	10,560	(3)	14,375	0	(3)

        Through the Record Date, Mr. Hankowsky also accrued an aggregate of 9,385 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued at Target on the unvested units outstanding for the FFO Portion of the 2014 and 2015 awards and the TSR portion of the 2014 award, all of which are shown in the table above, as well as the TSR Portion of the 2015 award, which is not shown in the table above. Of this amount, however, 2,494 restricted stock units consisting of dividends that had been accrued on the TSR portion of the 2014 award were subsequently forfeited on February 27, 2017, as a result of the determination by the Committee that no shares were earned with respect to the TSR Portion of the 2014 award.

George J. Alburger, Jr.

	2014						2015
	FFO Portion			TSR Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,908	1,527	(1)				2,084	4,168	(2)
Year 2	1,908	3,816	(2)				2,084	3,543	(3)
Year 3	1,909	3,245	(3)	5,724	0	(3)

        Through the Record Date, Mr. Alburger also accrued an aggregate of 3,558 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued at Target on the unvested units outstanding for the FFO Portion of the 2014 and 2015 awards and the TSR portion of the 2014 award, all of which are shown in the table above, as well as the TSR Portion of the 2015 award, which is not shown in the table above. Of this amount, however, 993 restricted stock units consisting of dividends that had been accrued on the TSR portion of the 2014 award were subsequently forfeited on February 27, 2017, as a result of the determination by the Committee that no shares were earned with respect to the TSR Portion of the 2014 award.

Michael T. Hagan

	2014						2015
	FFO Portion			TSR Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,545	1,236	(1)				1,809	3,618	(2)
Year 2	1,545	3,090	(2)				1,809	3,075	(3)
Year 3	1,544	2,625	(3)	4,633	0	(3)

        Through the Record Date, Mr. Hagan also accrued an aggregate of 2,969 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued at Target on the unvested units outstanding for the FFO Portion of the 2014 and 2015 awards and the TSR portion of the 2014 award, all of which are shown in the table above, as well as the TSR Portion of the 2015 award, which is not shown in the table above. Of this amount, however, 804 restricted stock units consisting of dividends that had been accrued on the TSR portion of the 2014 award were subsequently forfeited on February 27, 2017, as a result of the determination by the Committee that no shares were earned with respect to the TSR Portion of the 2014 award.

Herman C. Fala

	2014						2015
	FFO Portion			TSR Portion			FFO Portion
	Share Target	Shares Earned		Share Target	Shares Earned		Share Target	Shares Earned
Year 1	1,544	1,235	(1)				1,694	3,388	(2)
Year 2	1,544	3,088	(2)				1,694	2,880	(3)
Year 3	1,543	2,624	(3)	4,631	0	(3)

        Through the Record Date, Mr. Fala also accrued an aggregate of 2,885 restricted stock units through the reinvestment of dividends accrued on the restricted stock units awarded. This dividend amount includes dividends accrued at Target on the unvested units outstanding for the FFO Portion of the 2014 and 2015 awards and the TSR portion of the 2014 award, all of which are shown in the table above, as well as the TSR Portion of the 2015 award, which is not shown in the table above. Of this amount, however, 803 restricted stock units consisting of dividends that had been accrued on the TSR portion of the 2014 award were subsequently forfeited on February 27, 2017, as a result of the determination by the Committee that no shares were earned with respect to the TSR Portion of the 2014 award.

(1)
Determined by the Committee in 2015.

(2)
Determined by the Committee in 2016.

(3)
Determined by the Committee in 2017.

        In view of the fact that 2016 was the final year of the Award Period for the 2014 LTI Awards to our NEOs, the following table presents a recap of the LTI Awards made to the NEOs in 2014, including the aggregate number of shares earned with respect to the FFO and TSR Portions of the RSU Awards, and the current status of the options granted in 2014, each as of February 27, 2017, the date on which the Committee determined the payout of the last component of these Awards:

	Number of Shares in Original 2014 RSU Grant	Number of Options in 2014 Grant	2014 LTI Target Value	2/27/17 Shares Earned (including dividend)	2/27/17 Share Value @ $39.85/sh	Strike Price of Options Granted in 2014	2/27/17 Value of Options	2/27/17 Total Value of 2014 LTI Grants
William P. Hankowsky	28,750	130,634	$1,606,800	30,230	$1,204,666	$37.26	$338,342	$1,543,008
George J. Alburger, Jr.	11,449	52,053	$639,885	9,635	$383,955	$37.26	$134,817	$518,772
Michael T. Hagan	9,267	42,109	$517,940	7,799	$310,790	$37.26	$109,062	$419,852
Herman C. Fala	9,262	42,085	$517,650	7,792	$310,511	$37.26	$109,000	$419,511

Overall 2016 Compensation

        The tables that follow this Compensation Discussion and Analysis set forth the compensation that our NEOs were paid in 2016. In certain cases, however, decisions regarding compensation for 2016 services performed by our NEOs were made in February 2017. In order to provide additional clarification on all compensation paid in consideration of 2016 performance, we are providing the following table. It should not be read as a replacement of the tables appearing following this Compensation Discussion and Analysis, but as a supplement thereto. The amounts reflected in this table include:

  •
  2016 annual salary;

  •
  2016 annual bonus award (bonus paid in 2017 in consideration of 2016 performance);

  •
  Other compensation paid in 2016;

  •
  Dividends on special restricted share awards; and

  •
  RSUs earned for 2016 under the 2015 and 2014 awards made under the Executive Officer LTI Program.

Name	Salary		Annual Bonus(a)	All Other Compensation(b)	Total Cash Compensation	RSUs Earned in 2016 Under 2014 Grant(c)	RSUs Earned in 2016 Under 2015 Grant(c)	Dividends on Special Restricted Share Awards
William P. Hankowsky	$730,000		$1,746,160	$48,094	$2,524,254	12,283	12,980	3,874
Christopher J. Papa	$455,000	(d)	$684,548	$238,763	$1,378,311	—	—	—
Michael T. Hagan	$407,000		$620,980	$20,290	$1,048,270	3,125	3,438	—
Herman C. Fala	$382,000		$590,954	$15,975	$988,929	3,123	3,220	—
George J. Alburger, Jr.	$470,000		$707,115	$301,909	$1,479,024	3,860	3,960	—

(a)
Consistent with a policy adopted by the Compensation Committee for all employees, our NEOs have the option of taking common shares in lieu of a cash bonus awarded to them at the rate of shares equal to 120% of the cash value of the portion of the bonus (not to exceed $50,000) for which common shares are substituted, less applicable withholding tax. Messrs. Papa, Fala and Alburger exercised this option as to all or a portion of their entire annual bonuses and were awarded 1,066, 1,021 and 1,008 common shares, respectively.

(b)
Includes (i) $6,858, $621, $2,322, $6,858 and $6,858 paid by the Company to purchase term life insurance policies for each of Messrs. Hankowsky, Papa, Hagan, Fala and Alburger; (ii) $500 paid to each NEO as a holiday bonus with the exception of Mr. Hankowsky; this amount is paid to each employee of the Company; (iii) $722 compensation for Mr. Hankowsky related to the grant of 15 common shares in recognition of his 15th anniversary of employment; and (iv) $40,514, $16,611, $17,468, $8,617 and $18,889 paid by the Company for dividends on restricted share awards for each of Messrs. Hankowsky, Papa, Hagan, Fala and Alburger. Includes relocation and housing allowance of $221,031 for Mr. Papa and $275,662 vacation payout for Mr. Alburger.

(c)
Includes dividends and multiplier on RSUs through February 27, 2017.

(d)
Mr. Papa joined the Company on June 1, 2016. This salary figure is the annualized amount.

Share-Based Award Grant Practices

        In 2016, we followed practices for the grant of share-based awards consistent with the manner in which we have historically granted such awards. Among other things, these practices encompass the following principles:

  •
  Annual share-based awards are approved annually by the Compensation Committee at a meeting held promptly after the data required by the compensation formula become available. These meetings are scheduled, and the annual grants are made, without regard to anticipated earnings or other major announcements by the Company or to whether executive officers or non-employee trustees are in possession of material, non-public information.

  •
  While share-based awards other than annual awards may be granted, such awards will not be made to executive officers if the Compensation Committee is aware that they are in possession of material, non-public information.

Management Severance Plan

        We have a management severance plan for a group of senior officers, including our NEOs. Various aspects of this plan are described under "Payments upon Termination Events, Including Following a Change of Control." The management severance plan provides for payments and other benefits to each of the NEOs if the executive's employment is terminated without cause or if the executive terminates employment for "good reason" within six months before or two years after a change of control.

Tax Considerations

        Under Section 162(m) of the Code, a publicly-held corporation may not deduct more than $1 million in a taxable year for certain forms of compensation made to the chief executive officer and certain other officers listed on the Summary Compensation Table. Our policy is to seek to preserve the federal income tax deductibility of compensation paid to our executives, and our annual bonus and equity awards have generally been structured to preserve deductibility under Section 162(m). Nevertheless, we retain the flexibility to authorize compensation that may not be deductible if it is in the best interests of our company. We believe that substantially all of the compensation paid to our executives for 2016 was deductible.

        Although our management severance plan previously provided for the payment to certain NEOs of a "gross-up" payment with respect to excise taxes and other taxes that might be payable as a result of payments under that plan, this feature of our plan was eliminated on September 30, 2016. As a result, no excise tax "gross-up" payments are payable to any of our officers.

Role of Executive Officers in Determining Executive Compensation for Named Executive Officers

        In connection with our 2016 compensation, Pay Governance LLC provided data and Ms. Hosansky, the Company's Senior Vice President—Human Resources, provided general support to the Compensation Committee to assist it in determining compensation levels. Mr. Hankowsky made recommendations as to the other NEOs, but not as to his own compensation. While the Compensation Committee utilized this information, and valued Mr. Hankowsky's observations with regard to other NEOs, the ultimate decisions regarding executive compensation were made by the Compensation Committee.

Share Ownership Guidelines

Share Ownership of Senior Officers

        Consistent with an emphasis on higher standards of corporate governance, we believe that the investment community values share ownership by senior management and that, by holding an equity position in the Trust, officers demonstrate their commitment to and belief in the long-term profitability of the Company. Accordingly, the Board believes that ownership of Company shares by officers should be encouraged, and has established ownership guidelines applicable to the Company's officers at the Senior Vice President level and above.

        The policy states that each covered officer should seek to acquire and maintain a level of ownership of Company common shares (determined based on the fair market value of such shares from time to time as a multiple of the officer's base salary) as follows: Chief Executive Officer: 6x; Chief Financial Officer, Chief Investment Officer and General Counsel: 3x; and Senior Vice Presidents: 1x.

        The policy stipulates that the covered officers should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming subject to these requirements. Once a covered officer has achieved the targeted level of share ownership, the policy states that he or she (i) should maintain at least that level of ownership for the duration of his or her tenure with the Company and (ii) should, within three-years after receiving an increase in salary or a promotion, seek to achieve the resulting greater target level of ownership. All senior officers are in compliance with this policy.

        The policy recognizes the following sources of share ownership for purposes of determining whether the above ownership target is satisfied:

  •
  Company common shares acquired by a covered officer, including unvested restricted share awards and restricted stock units;

  •
  Units of limited partnership interest in Liberty Property Limited Partnership; and

  •
  Company common shares owned directly by a covered officer's spouse or minor children who reside with the covered officer, or held in a trust established for estate and/or tax planning purposes that is revocable by the covered officer and/or his or her spouse.

        For purposes of determining whether the ownership target is satisfied, shares underlying outstanding options are not included.

        The policy further mandates that until such time as a covered officer has attained the applicable target ownership level, he or she must retain common shares obtained as a result of a share award, unless the Board otherwise permits.

Share Ownership of Trustees

        The Board believes that trustees should be shareholders and have a financial stake in the Company. In furtherance of this belief, non-management trustees are paid a portion of their annual fees in the Trust's common shares.

        Additionally, the trustees are expected to own an amount of Company common shares equal in value to 6x the annual cash retainer paid to trustees. Our policy stipulates that the trustees should work toward achieving these levels of ownership with the objective of meeting the requirements within five years of becoming a trustee. All trustees are in compliance with this policy.

Perquisites and Other Personal Benefits

        In addition to the components noted above, our compensation program may also include various benefits, such as health insurance plans and pension, profit sharing and retirement plans in which substantially all of the Company's employees participate. At the present time, the only plans in effect are health, dental, life and disability insurance plans, a 401(k) plan, a flexible spending insurance program, the generally applicable severance plan for all employees, an employee share purchase plan, other voluntary benefits programs and the severance plan for certain senior officers of the Company in the event of a change of control, as described under "Management Severance Plan." While we generally limit the perquisites received by our executive officers, we did provide Mr. Papa with certain relocation benefits and a housing allowance in 2016 in connection with the commencement of his employment as our Chief Financial Officer.

 Summary Compensation Table

        The following table shows, for the years ended December 31, 2016, 2015 and 2014, the compensation paid or accrued by the Company and its subsidiaries, including the Operating Partnership, to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Share Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William P. Hankowsky	2016	$730,000	$—	$2,149,607	$—	$1,746,160	$398,788	$5,024,555
President and Chief	2015	$705,000	$—	$1,276,498	$564,000	$1,527,143	$328,415	$4,401,056
Executive Officer	2014	$669,500	$—	$2,174,174	$535,600	$197,954	$318,180	$3,895,408
Christopher J. Papa	2016	$265,417	$500	$1,099,078	$—	$634,548	$250,111	$2,249,654
Executive Vice President and
Chief Financial Officer(5)
Michael T. Hagan	2016	$407,000	$500	$607,206	$—	$620,980	$87,705	$1,723,391
Chief Investment Officer	2015	$395,000	$500	$1,053,581	$190,917	$—	$72,066	$1,712,064
	2014	$357,200	$500	$959,891	$172,646	$—	$71,498	$1,561,735
Herman C. Fala,	2016	$382,000	$500	$717,711	$—	$540,954	$76,284	$1,717,449
General Counsel	2015	$370,000	$500	$842,709	$178,833	$200,000	$40,464	$1,632,506
	2014	$357,000	$500	$489,102	$172,550	$165,243	$20,142	$1,204,537
George J. Alburger, Jr.	2016	$470,000	$500	$757,722	$—	$657,115	$381,847	$2,267,184
Former Executive Vice	2015	$455,000	$500	$1,158,752	$219,917	$—	$89,136	$1,923,305
President and CFO(6)	2014	$441,300	$500	$1,125,232	$213,295	$—	$89,764	$1,870,091

(1)
Consists of RSUs granted in 2016, including those RSUs related to 2015 performance objectives granted in 2016, valued at the March 16, 2016 share price ($32.06), or in the case of Mr. Papa valued at the April 29, 2016 share price ($34.90) as follows:

Name	2016 Grant	Net Increase After Application of 2015 Performance Test
William P. Hankowsky	54,648	12,379
Christopher J. Papa	18,904	—
Michael T. Hagan	18,408	532
Herman C. Fala	17,277	3,238
George J. Alburger, Jr.	21,257	506

  A portion of the amounts shown in this column reflects the elections by Messrs. Hankowsky, Papa, Hagan, Fala and Alburger, consistent with a policy adopted by the Compensation Committee with respect to employee annual performance non-equity incentive compensation, which we sometimes refer to as annual bonus, to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2016, 2015 or 2014. By making such elections, these individuals received shares equal to 120% of the cash value of such bonus or portion thereof, less applicable withholding tax (the "Bonus Value"). Each executive received the number of common shares able to be purchased with the dollar amount of the Bonus Value based on the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2017 ($38.25) for bonuses included in 2016 compensation; the closing price of the common shares of the Company on the New York Stock Exchange on March 16, 2016 ($32.06) for bonuses included in 2015 compensation or March 16, 2015 ($35.18) for bonuses included in 2014 compensation. Pursuant to these elections, Messrs. Papa, Fala and Alburger were awarded 1,066, 1,021 and 1,008 common shares, respectively, as 2016 compensation, and Messrs. Hankowsky, Alburger, Hagan and Fala were awarded 8,578, 17,872, 14,339 and 10,553 common shares, respectively, as 2015 compensation, and 8,803, 8,339, 5,697 and 2,764 common shares, respectively, as 2014 compensation. Dividends will be paid on the common shares issued pursuant to such awards. The contractual restrictions on sale related to such awards will expire on February 27, 2018 for the awards made as 2016 compensation and expired on March 16, 2017 for the awards made as 2015 compensation and March 16, 2016 for the awards made as 2014 compensation. Beginning with bonuses awarded in March 2017 for performance in 2016, this policy has been modified to limit to $50,000 the amount of an employee's bonus that is eligible for the 20% premium.

  Mr. Papa was awarded 10,869 restricted shares upon the commencement of his employment with us as a "make-whole" grant to compensate him for the value of unvested equity forfeited from his prior employer in excess of the value of his 2016 LTI grant from us. This stock vests on approximately the same vesting schedule of the forfeited unvested restricted stock and options of the prior employer, such that 51% vested on December 20, 2016, 33% will vest on December 20, 2017 and the remainder will vest on December 20, 2018.

(2)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 15 to the Company's financial statements for the year ended December 31, 2015 included in the Company's Annual Report on Form 10-K for that year.

(3)
This column shows amounts of annual performance non-equity incentive compensation for 2016, 2015 and 2014 taken by the named executive officers in cash.

(4)
Consists of:

•
amounts paid by the Company to purchase term life insurance policies as follows: $6,858, $621, $2,322, $6,858 and $6,858 for Messrs. Hankowsky, Papa, Hagan, Fala and Alburger, respectively, for 2016; $3,564, $6,858, $2,322 and $6,858 for Messrs. Hankowsky, Alburger, Hagan and Fala, respectively, for 2015; and $3,564, $6,858, $2,322 and $6,286 for Messrs. Hankowsky, Alburger, Hagan and Fala, respectively, for 2014.

•
dividends paid on unvested shares as follows: $40,514, $16,611, $17,468, $8,617 and $18,889 for Messrs. Hankowsky, Papa, Hagan, Fala and Alburger, respectively, for 2016; $17,337, $10,837 and $10,837 for Messrs. Hankowsky, Alburger and Hagan, respectively, for 2015; and $15,297, $9,561 and $9,561 for Messrs. Hankowsky, Alburger and Hagan, respectively, for 2014.

•
unvested reinvested dividends accrued on unvested restricted shares on retention awards as follows: $137,110, $132,983 and $127,801 for Mr. Hankowsky for 2016, 2015 and 2014, respectively.

•
unvested reinvested dividends accrued on RSUs as follows: $214,306, $11,848, $67,915, $60,809 and $80,438 for Messrs. Hankowsky, Papa, Hagan, Fala and Alburger, respectively, for 2016; $174,531, $71,442, $58,908 and $33,606 for Messrs. Hankowsky, Alburger, Hagan and Fala, respectively, for 2015; and $171,517, $73,344, $59,303 and $13,856 for Messrs. Hankowsky, Alburger, Hagan and Fala, respectively, for 2014.

•
a relocation and housing allowance of $221,031 for Mr. Papa and a $275,662 vacation payout for Mr. Alburger.

(5)
Mr. Papa joined the Company on June 1, 2016.

(6)
Mr. Alburger served as Executive Vice President and Chief Financial Officer through June 1, 2016 and retired from the Company on December 31, 2016.

Grants of Plan Based Awards

        The following table summarizes plan based awards made to each of the named executive officers for 2016 under the Company's compensation plans:

					All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Share and Option Awards(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)
							Exercise or Base Price of Option Awards
	Grant Date(1)
Name		Threshold	Target	Maximum
William P. Hankowsky	N/A	$419,750	$839,500	$2,098,750	—	—	—	—
	3/16/2016	—			54,648	—	—	$1,752,015
Christopher J. Papa	N/A	$193,375	$386,750	$773,500	—	—	—	—
	6/1/2016	—			29,773	—	—	$1,039,078
Michael T. Hagan	N/A	$172,975	$345,950	$691,900	—	—	—	—
	3/16/2016	—	—	—	18,408	—	—	$590,160
Herman C. Fala	N/A	$162,350	$324,700	$649,400	—	—	—	—
	3/16/2016	—	—	—	17,277	—	—	$553,901
George J. Alburger, Jr.	N/A	$199,750	$399,500	$799,000	—	—	—	—
	3/16/2016	—	—	—	21,257	—	—	$681,449

(1)
March 16, 2016 represents the date on which the Committee (i) set the range of potential annual bonus awards for 2016 performance by named executive officers, and (ii) made Awards under the Executive Officer Plan to the named executive officers for 2015. These Awards were determined in reference to the performance measures established by the Committee at its March 16, 2015 meeting. At the March 16, 2016 meeting, the Committee also established the range of potential Awards under the Executive Officer Plan for 2016 performance.

(2)
This award reflects the range of potential annual bonus available to be earned by the named executive officer for 2016. The actual amounts earned for 2016 pursuant to the annual bonus program are set forth in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" (or, where the named executive officer chose to take all or a portion of his annual bonus in the form of restricted shares, under "Share Awards"), and are also set forth in the table below. Each named executive officer's annual bonus is a function of salary, with each named executive officer able to earn a specified target percentage of his salary (115% for chief executive officer and 85% for chief financial officer, chief investment officer and chief legal officer), subject to adjustment based on performance. The base amount of the bonus was calculated in accordance with the two step process discussed under "Compensation Discussion and Analysis—Annual Bonus Program."

  The dollar amounts of the actual awards under the annual bonus program for 2016 performance, determined by the Committee at its February 27, 2017 meeting, were as follows:

Name	Dollar Value(a)
William P. Hankowsky	$1,746,160
Christopher J. Papa	$684,548
Michael T. Hagan	$620,980
Herman C. Fala	$590,954
George J. Alburger, Jr.	$707,115

(a)
See footnote (1) to the Summary Compensation Table for a discussion of the election by some of the named executive officers to receive common shares in lieu of cash for all or part of their annual bonus compensation for 2016.
(3)
This column shows the sum of the restricted share and RSU components of the Awards made under the Executive Officer Plan on March 16, 2016, except for the grant to Mr. Papa, which was made upon his commencement of employment with us on June 1, 2016.

(4)
The value of the restricted share and RSU awards was based on the closing price of the common shares on the New York Stock Exchange on March 16, 2016 of $32.06, except for the grant to Mr. Papa, which was based on the closing price of the common shares on the New York Stock Exchange on April 29, 2016 of $34.90, the date the Committee approved the grants.

 Outstanding Equity Awards at Fiscal Year-End

        The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2016:

	Option Awards						Share Awards
	Number of Securities Underlying Unexercised Options									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
									Market Value of Shares or Units That Have Not Vested(1)
							Number of Shares or Units That Have Not Vested
					Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
William P. Hankowsky	18,926	—		—	$49.74	3/19/2017	—		—	—		—
	106,391	—		—	$32.71	3/16/2020	—		—	—		—
	68,668	—		—	$33.77	2/28/2021	—		—	—		—
	70,122	—		—	$34.56	3/16/2022	—		—	—		—
	64,539	—			$39.59	3/18/2023	—		—	—		—
	65,317	65,317	(2)		$37.26	3/17/2024	—		—	—		—
	27,445	109,781	(3)		$35.18	3/16/2025	141,561	(4)	$5,591,660	89,752	(9)	$3,545,204
Christopher J. Papa	—	—		—	—	—	11,942	(5)	$471,709	12,584	(10)	$497,068
Michael T. Hagan	6,294	—		—	$49.74	3/19/2017	—		—	—		—
	41,852	—		—	$32.71	3/16/2020	—		—	—		—
	25,287	—		—	$33.77	2/28/2021	—		—	—		—
	25,051	—		—	$34.56	3/16/2022	—		—	—		—
	23,056	—		—	$39.59	3/18/2023	—		—	—		—
	21,054	21,055	(2)		$37.26	3/17/2024	—		—	—		—
	9,290	37,162	(3)		$35.18	3/16/2025	33,208	(6)	$1,311,716	29,856	(11)	$1,179,312
Herman C. Fala	21,043	21,042	(2)	—	$37.26	3/17/2024	—		—	—		—
	8,702	34,810	(3)	—	$35.18	3/16/2025	24,760	(7)	$978,020	28,449	(12)	$1,123,736
George J. Alburger, Jr.	8,011	—		—	$49.74	3/19/2017	—		—	—		—
	76,720	—		—	$31.20	3/28/2018	—		—	—		—
	52,477	—		—	$32.71	3/16/2020	—		—	—		—
	31,609	—		—	$33.77	2/28/2021	—		—	—		—
	30,945	—		—	$34.56	3/16/2022	—		—	—		—
	28,481	—		—	$39.59	3/18/2023	—		—	—		—
	52,023	—		—	$37.26	3/17/2024	—		—	—		—
	53,508	—		—	$35.18	3/16/2025	27,937	(8)	$1,103,512	35,040	(13)	1,384,080

(1)
Value is calculated by multiplying the number of shares subject to vesting by $39.50, the closing price of the common shares on the New York Stock Exchange on December 30, 2016.

(2)
Represents options granted on March 17, 2014 with respect to the fiscal year ended December 31, 2013. Such options became exercisable up to 20% after one year and 50% after two years, and will become exercisable up to 100% after three years.

(3)
Represents options granted on March 16, 2015 with respect to the fiscal year ended December 31, 2014. Such options became exercisable up to 20% after one year, and will become exercisable up to 50% after two years and 100% after three years.

(4)
These shares will vest as follows:

•
8,578 shares on March 16, 2017 (shares granted on March 16, 2016 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year holding period, in lieu of a portion of his annual bonus);

•
6,441 shares, being the unvested portion of an award of 10,735 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant; and

•
19,127 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant.

Of the remaining shares, 74,614 will vest on March 16, 2017. These shares consist of 57,870 shares granted under the Share Incentive Plan on March 16, 2012 as a retention award, which by its terms vested on March 16, 2017, as well as 16,744 shares accrued in connection with the Company's quarterly dividend since the date of grant. The purpose of the award was to act as an incentive to encourage the achievement of significant operational goals, as well as to enhance the Company's ability to retain Mr. Hankowsky's services. Dividends were paid on the full amount of the shares, without regard to vesting, from the date of grant, and are automatically reinvested, through the Company's Dividend Reinvestment and Share Purchase Plan, in common shares, which are subject to the restrictions described above.

Additionally, represents 32,801 earned RSUs. See footnote (9).

(5)
These shares will vest as follows:

•
6,616 shares granted on June 1, 2016 vesting in equal installments on the first three anniversaries of the date of grant; and

•
5,326 shares, being the unvested portion of an award of 10,869 shares granted on June 1, 2016 eligible to vest 51% on December 20, 2016, 33% on December 20, 2017 and 16% on December 20, 2018.

(6)
These shares will vest as follows:

•
14,339 shares on March 16, 2017 (shares granted on March 16, 2016 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year holding period, in lieu of a portion of his annual bonus);

•
4,026 shares, being the unvested portion of an award of 6,710 shares granted on May 17, 2014, vesting in equal installments on the first five anniversaries of the date of grant; and

•
6,443 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant.

Additionally, represents 8,400 earned RSUs. See footnote (11).

(7)
These shares will vest as follows:

•
10,553 on March 16, 2017 (shares granted on March 16, 2016 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year holding period, in lieu of a portion of his annual bonus); and

•
6,047 shares, being the unvested award of shares granted on March 16, 2016 eligible to vest on the third anniversary of the date of grant.

Additionally, represents 8,160 earned RSUs. See footnote (12).

(8)
These shares will vest as follows:

•
17,872 shares on March 16, 2017 (shares granted on March 16, 2016 pursuant to the Company's bonus program, under which the executive can elect to receive restricted common shares, subject to a one year holding period, in lieu of a portion of his annual bonus).

Additionally, represents 10,065 earned RSUs. See footnote (13).

(9)
Represents 122,553 RSUs, including 36,033 granted on March 17, 2014, 41,256 granted on March 16, 2015 and 35,521 granted on March 16, 2016, as well as dividends of an aggregate of 9,743 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 32,801 earned RSUs included in footnote (4). Each grant amount reflects the application of multipliers in subsequent years. Of these RSUs, 14,375 RSUs from the TSR Portion of the 2014 Award, as well as 2,494 RSUs consisting of dividends on such 14,375 RSUs, were subsequently forfeited.

(10)
Represents 12,584 RSUs, including 12,288 granted on June 1, 2016, as well as dividends of an aggregate of 296 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant.

(11)
Represents 38,256 RSUs, including 10,504 granted on March 17, 2014, 12,663 granted on March 16, 2015 and 11,965 granted on March 16, 2016, as well as dividends of an aggregate of 3,124 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 8,400 earned RSUs included in footnote (6). Each grant amount reflects the application of multipliers in subsequent years. Of these RSUs, 4,634 RSUs from the TSR Portion of the 2014 Award, as well as 804 RSUs consisting of dividends on such 4,634 RSUs, were subsequently forfeited.

(12)
Represents 36,609 RSUs, including 10,497 granted on March 17, 2014, 11,860 granted on March 16, 2015 and 11,230 granted on March 16, 2016, as well as dividends of an aggregate of 3,022 shares accrued in connection with the Trust's quarterly dividends to shareholders since date of grant, less 8,160 earned RSUs included in footnote (7). Each grant amount reflects the application of multipliers in subsequent years. Of these RSUs, 4,631 RSUs from the TSR Portion of the 2014 Award, as well as 804 RSUs consisting of dividends on such 4,631 RSUs, were subsequently forfeited.

(13)
Represents 45,105 RSUs, including 12,976 granted on March 17, 2014, 14,586 granted on March 16, 2015 and 13,817 granted on March 16, 2016, as well as dividends of an aggregate of 3,726 shares accrued in connection with the Trust's quarterly dividends to shareholders since the date of grant, less 10,065 earned RSUs included in footnote (8). Each grant amount reflects the application of multipliers in subsequent years. Of these RSUs, 5,724 RSUs from the TSR Portion of the 2014 Award, as well as 993 RSUs consisting of dividends on such 5,724 RSUs, were subsequently forfeited.

 Option Exercises and Shares Vested

        The number of shares acquired and the value realized on the exercise of options by and the vesting of share awards for each of the named executive officers during 2016 are set forth in the following table.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
William P. Hankowsky	—	—	23,572	$756,954
Christopher J. Papa	—	—	—	—
Michael T. Hagan	110,102	$1,608,037	7,753	$249,335
Herman C. Fala	—	—	—	—
George J. Alburger, Jr.	—	—	20,728	$750,601

Equity Compensation Plan Information

        The following table provides information regarding our compensation plans under which our equity securities are authorized for issuance. The information provided is as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column 1 of this table)(1)
Equity Compensation Plans Approved by Security Holders	1,935,510	$36.02	5,264,285
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	1,935,510	$36.02	5,264,285

(1)
Does not reflect restricted shares awarded in 2017 with respect to the fiscal year ended December 31, 2016. Taking into account restricted shares subject to awards under the LTI and Executive Officer Plan made on February 27, 2017, the numbers listed above would be as follows: 1,935,510 (number of shares to be issued); $36.02 (weighted-average price); and 4,956,283 (number of securities remaining available).

Payments upon Termination Events, Including Following a Change of Control

        The Company has a management severance plan for a group of senior officers of the Company, including Messrs. Hankowsky, Papa, Hagan and Fala. Prior to his retirement on December 31, 2016, Mr. Alburger was also covered by the management severance plan. The management severance plan applies in the event of terminations following a change of control, as defined in the plan and described below. Pursuant to a letter agreement between Mr. Papa and the Company entered into in connection with Mr. Papa's employment, he is also entitled to certain payments in the case of certain terminations as described in that letter. For other termination events, the named executive officers are covered by the Company's termination policies applicable generally to all employees.

        The tables below reflect the amounts that would be payable to the NEOs upon various termination events, including pursuant to the management severance plan. These tables show the amount of compensation payable to each of the named executive officers in the event of termination of such executive's employment, in each of the following cases: termination by the Company not for Cause, retirement, in the event of death or disability and, as covered by the management severance plan, in connection with a change of control. The amounts indicated are based on the assumption that the termination occurred as of December 30, 2016, on which date the closing price of the common shares on the New York Stock Exchange was $39.50. Actual amounts payable would vary based on the date of the NEO's termination and can only be finally determined at that time.

Payments Made Upon Termination by the Company Not for Cause

        If the employment of an NEO is terminated by the Company not for cause (including such a termination in connection with a change of control), he is entitled to receive the following amounts consistent with our policies for all employees:

  •
  unused vacation pay;

  •
  a severance payment equal to weekly salary times a multiple based on years of service, subject to adjustment in the discretion of the Committee; and;

  •
  a payment to defray incremental cost of continuation of benefits during the severance period.

Payments Made Upon Retirement

        Under the terms of the agreements pursuant to which the NEOs have been granted their options, restricted shares and restricted share units, the vesting of unvested options, restricted shares or restricted share units at the retirement of the named executive officer is generally based upon a sliding scale taking into account the NEO's age and length of service to the Company. The following table illustrates this scale:

Age	Minimum Years of Service to Company	Amount to Vest
55 - 56	10	Options and restricted shares that would have vested in accordance with their terms during the 12 month period after the named executive officer's retirement shall vest as of the date of retirement
57 - 58	8	Options and restricted shares that would have vested in accordance with their terms during the 24 month period after the named executive officer's retirement shall vest as of the date of retirement
59 - 60	6	Options and restricted shares that would have vested in accordance with their terms during the 36 month period after the named executive officer's retirement shall vest as of the date of retirement
61 - 62	4	Options and restricted shares that would have vested in accordance with their terms during the 48 month period after the named executive officer's retirement shall vest as of the date of retirement
63 - 64	2	Options and restricted shares that would have vested in accordance with their terms during the 60 month period after the named executive officer's retirement shall vest as of the date of retirement
65 or more	—	All options and restricted shares not vested at the date of retirement shall vest as of the date of retirement

        In each case above, all unvested RSUs as of the date of retirement will remain eligible to be earned and vested in accordance with the applicable grant documents for the period of time after retirement as stated in each case above, notwithstanding that the NEO is no longer employed by the Company.

        As of December 31, 2016, the NEOs were the following ages and had the following years of service to the Company:

Name	Age	Years of Service
William P. Hankowsky	65	16
Christopher J. Papa	51	<1
Michael T. Hagan	59	27
Herman C. Fala	67	3
George J. Alburger, Jr.	69	21

        The options that become exercisable upon retirement, along with any other options that were already exercisable on the date of retirement, may be exercised until the date that is 36 months after the date of retirement.

        Upon retirement an NEO is also entitled to receive unused vacation pay.

Payments Made Upon Death or Disability

        In the event of the death or disability of an NEO, all unvested options and restricted shares owned by the NEO will vest immediately, and all unvested restricted share units will remain eligible to be earned and vested in accordance with applicable grant documents, notwithstanding that the NEO is no longer employed by the Company. In the case of options, the options will remain exercisable until the date that is 36 months after the date of termination of the named executive officer's employment with the Company due to his death or disability. Upon death or disability an NEO or his representatives are also entitled to receive unused vacation pay.

Payments Made Upon a Termination Following a Change of Control

        Pursuant to the management severance plan, if within six months prior to a change of control or two years following a change of control an executive's employment is terminated by the Company (other than termination for cause) or the executive terminates his employment in certain circumstances defined in the agreement which constitute "good reason":

  •
  the NEO will receive:

  •
  a lump sum severance payment equal to a multiple times the executive's current annual base salary and target bonus (the multiple is 3X for Messrs. Hankowsky and Alburger, and 2X for the other NEOs);

  •
  a lump sum amount representing a pro rata portion, through the date of termination, of unpaid performance bonus for the year in which the termination occurs, based on the average of prior years' bonuses or, for recent hires, target bonus;

  •
  a lump sum payment in the sum of $10,000 in lieu of continued coverage under the Company's term life insurance policies, plus an amount calculated to approximate the after-tax increase of health insurance premiums that the officer will incur over an eighteen-month period as the result of being ineligible to participate as an employee in the Company's health insurance plans;

  •
  all options, restricted shares and restricted share units held by the executive will automatically vest, with vesting of as-yet-unearned performance-based restricted share units to take place at target.

        Under the Management Severance Plan, a change of control is deemed to occur on:

  •
  the date on which shareholders of the Trust (or the Board, if shareholder approval is not required) approve a plan to dissolve or liquidate the Trust;

  •
  the date on which transactions contemplated by an agreement to sell or dispose of substantially all of the Trust's assets are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the acquiring entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction;

  •
  the first date on which (i) transactions contemplated by an agreement to merge or consolidate the Trust with or into another entity (or to merge the other entity with or into the Trust) are consummated, other than a transaction in which holders of the Trust's shares just prior to the transaction will have at least 50% of the voting power of the surviving entity's voting securities just after the transaction (without regard to such holder's ownership of the acquiring entity's voting securities immediately before or contemporaneously with such transaction), which voting securities are to be held by such holders just after the transaction in substantially the same proportion among themselves as just prior to the transaction and (ii) those who were board members just prior to the merger or consolidation cease to constitute a majority of the Board;

  •
  the date on which any entity, person or group (excluding the Trust, any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Trust or any of its subsidiaries) has become the beneficial owner of, or has obtained voting control over, more than 20% of the outstanding shares (without regard to any contractual or other restriction on the conversion or other exchange of securities into or for shares); or

  •
  the first day after which a majority of the Board has been a member of the Board for less than two years, unless the nomination for election of each new trustee (who was not a trustee at the beginning of such two-year period) was approved by a vote of at least 2/3 of the trustees then in office who were trustees at the beginning of such period.

William P. Hankowsky

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$752,997	$242,865	$242,865	$4,757,095
Value of Accelerated Share-Based Awards	—	1,714,911	1,969,342	9,757,279

Total	$752,997	$1,957,776	$2,212,207	$14,514,374

Christopher J. Papa

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$1,500,216	$10,791	$10,791	$1,733,427
Value of Accelerated Share-Based Awards	471,601	—	471,601	968,754

Total	$1,971,817	$10,791	$482,392	$2,702,181

Michael T. Hagan

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$694,222	$284,900	$284,900	$1,555,888
Value of Accelerated Share-Based Awards	—	1,134,599	1,187,604	2,698,715

Total	$694,222	$1,419,499	$1,472,504	$4,254,603

Herman C. Fala

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$127,672	$52,892	$52,892	$1,452,008
Value of Accelerated Share-Based Awards	—	853,213	853,213	2,299,260

Total	$127,672	$906,105	$906,105	$3,751,268

George J. Alburger, Jr.

	Termination by Trust Not For Cause	Retirement	Death or Disability	Termination Within Six Months Before or Two Years Following a Change of Control
Cash Severance	$697,498	$275,662	$275,662	$2,658,488
Value of Accelerated Share-Based Awards	—	1,108,151	1,108,151	3,183,676

Total	$697,498	$1,383,813	$1,383,813	$5,842,164

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) of the Exchange Act, the Company's executive officers and trustees, and persons beneficially owning more than 10% of the common shares, are required to file with the Securities and Exchange Commission reports of their initial ownership and changes in ownership of common shares. The Company believes that during 2015, its executive officers and trustees who were required to file reports under Section 16(a) complied with such requirements in all material respects.

TRUSTEE COMPENSATION

        The following table shows the compensation paid to the members of the Trust's Board of Trustees for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash	Share Awards(1)(2)	All Other Compensation	Total
Frederick F. Buchholz	$75,500	$87,500	—	$163,000
Thomas C. DeLoach, Jr.	$78,250	$87,500	—	$165,750
Katherine Elizabeth Dietze	$82,750	$87,500	—	$170,250
Antonio F. Fernandez	$78,250	$87,500	—	$165,750
Daniel P. Garton	$106,750	$87,500	—	$194,250
M. Leanne Lachman	$72,500	$87,500	—	$160,000
David L. Lingerfelt	$79,750	$87,500	—	$167,250
Fredric J. Tomczyk	$82,750	$87,500	—	$170,250

(1)
The aggregate numbers of shares issuable upon the exercise of options to purchase shares for the trustees outstanding as of December 31, 2016 are as follows: Mr. Buchholz (options to purchase 43,500 shares); Mr. DeLoach (options to purchase 33,500 shares); Ms. Dietze (options to purchase 23,500 shares); Mr. Garton (options to purchase 43,500 shares); Ms. Lachman (options to purchase 43,500 shares); and Mr. Lingerfelt (options to purchase 23,000 shares).

(2)
The grant date fair value of the share awards made to each of the non-employee trustees in 2016 was $32.06.

 PROPOSAL 4—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Ernst & Young LLP has audited the Trust's financial statements since the Trust's inception. The Audit Committee of the Board of Trustees has selected Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2017.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees billed to the Trust by Ernst & Young LLP

        Ernst & Young was the Trust's independent registered public accounting firm for the fiscal years ended December 31, 2016 and 2015.

        Audit Fees.    Fees for audit services rendered to the Trust and the Operating Partnership by Ernst & Young LLP for the fiscal years ended December 31, 2016 and 2015 were $1,246,100 and $1,227,800, respectively. These services included (i) the audit of the Trust's and the Operating Partnership's annual financial statements and internal control over financial reporting, (ii) the reviews of the financial statements included in the Trust's and the Operating Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and (iii) consents on the Trust's and the Operating Partnership's Forms S-3 and S-8.

        Audit-Related Fees.    Fees for audit-related services that were reasonably related to the performance of the 2016 and 2015 audits or reviews of the financial statements of the Trust and the Operating Partnership and are not reported under the preceding paragraph totaled $3,000 for each year. These fees were for attest services relating to required reporting to the United States Environmental Protection Agency.

        Tax Fees.    Fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2016 and 2015 for professional services rendered for tax compliance, tax advice and tax planning totaled $285,840 and $256,375, respectively.

        All Other Fees.    All other fees billed to the Trust and the Operating Partnership by Ernst & Young LLP during 2016 and 2015 were for audit and tax services on certain unconsolidated joint ventures during 2016 and 2015 equaling $420,900 and $551,100, respectively. These fees were paid by the respective joint venture partnerships.

        All audit, audit-related and tax services were pre-approved by the Audit Committee. The Audit and Non-Audit Services Pre-Approval Policy provides for (i) general pre-approval of certain specified services and (ii) specific pre-approval of all other permitted services, as well as proposed services exceeding pre-approved cost levels. The policy authorizes the Audit Committee to delegate pre-approval authority with respect to permitted services to one or more of its members.

        For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Trust's business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Trust's ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is necessarily determinative.

        Shareholder ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm is not required by the Trust's Bylaws or any other applicable legal requirement. However, the Board of Trustees is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Trustees at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Trust and the shareholders.

        The Audit Committee has considered whether Ernst & Young LLP's provision of services other than professional services rendered for the audit and review of the Trust's annual financial statements is compatible with maintaining Ernst & Young LLP's independence, and has determined that it is so compatible.

Recommendation and Required Vote

        The Board of Trustees recommends a vote FOR ratification of Ernst & Young LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2017. Ratification requires the affirmative vote of a majority of all the votes cast at the Meeting.

 POLICY FOR APPROVING RELATED PARTY TRANSACTIONS

        Our Codes of Conduct for Trustees and for named executive officers mandate that officers and trustees bring promptly to the attention of our General Counsel any transaction or series of transactions that may result in a conflict of interest between that person and the Trust. Following any disclosure, our General Counsel will then review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or trustee in question. After this review, the Chairman of the Audit Committee and the General Counsel determine whether the matter should be brought to the Audit Committee or the full Board of Trustees for approval. In considering any such transaction, the Audit Committee or the Board of Trustees, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Trust to engage in the transaction, whether the terms of the transaction are arm's length and the overall fairness of the transaction to the Trust. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Trust's financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee is responsible for oversight of this function. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements and management's assessment of internal control over financial reporting in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements in accordance with U.S. generally accepted accounting principles, the firm's judgments as to the quality, not just the acceptability, of the Trust's accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board, including those required to be discussed with the Committee by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board. The Committee has discussed with the independent registered public accounting firm the firm's independence from management and the Trust, including the matters in the written disclosures required by Independence Rule No. 3526, and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Rule No. 3526. In addition, the Committee has considered the effect of the independent registered public accounting firm's provision of non-audit services on the audit and considers such services compatible with the independent registered public accounting firm's maintenance of independence.

        The Committee discussed with the Trust's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee pre-approved all audit and non-audit services provided by the independent registered public accounting firm in accordance with the Audit and Non-Audit Services Pre-Approval Policy adopted by the Committee. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Trust's internal controls, and the overall quality of the Trust's financial reporting.

        The Committee also approves the compensation and annual selection of the independent registered public accounting firm, and is involved in the selection of the accounting firm's lead engagement partner on the Company's account. The Committee also considers both the accounting firm's tenure and impact of changing auditors when assessing whether to retain the current independent registered public accounting firm as its external auditor.

        During 2016, management completed the documentation, testing and evaluation of the Trust's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Trust's internal control over financial reporting. The Committee also reviewed the report of management contained in the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission, as well as Ernst & Young LLP's Reports of Independent Registered Public Accounting Firm (included in the Trust's Annual Report on Form 10-K) and reports related to its audits of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Committee continues to oversee the Trust's efforts related to its internal control over financial reporting and management's preparations for the evaluation in fiscal 2017.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee

Fredric J. Tomczyk (Chair)
Frederick F. Buchholz
Thomas C. DeLoach, Jr.
Katherine Elizabeth Dietze
David L. Lingerfelt

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE

        The Corporate Governance and Nominating Committee meets to address matters regarding corporate governance and makes recommendations to the Board regarding nominees for positions on the Board.

        The Corporate Governance and Nominating Committee has developed and the Board has adopted the Trust's corporate governance guidelines, which are posted under the "Investors" section of the Trust's web site at www.libertyproperty.com. Copies are also available without charge at the written request of any shareholder of the Trust. Such requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Corporate Governance and Nominating Committee

Katherine Elizabeth Dietze (Chair)
Thomas C. DeLoach, Jr.
Antonio F. Fernandez
M. Leanne Lachman

        The Report of the Corporate Governance and Nominating Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Trust specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee oversees the Trust's executive compensation process on behalf of the Board of Trustees. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Trustees (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Antonio F. Fernandez (Chair)
Frederick F. Buchholz
M. Leanne Lachman
David L. Lingerfelt
Fredric J. Tomczyk

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee was an officer or employee of the Trust or its subsidiaries during 2016, was formerly an officer of the Trust or its subsidiaries, or had any relationship with the Trust since the beginning of 2016 that requires disclosure under applicable Securities and Exchange Commission regulations.

 MATTERS RELATED TO RISK

The Board's Role in Risk Oversight

        The Board's role in the Trust's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Trust, including operational, financial, legal and regulatory and strategic risks. The Board also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management's implementation of those initiatives.

        In particular, the Audit Committee is tasked pursuant to its charter to "discuss with management the Company's major policies with respect to risk assessment and risk management." As appropriate, the Chair of the Audit Committee reports to the full Board on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

        In its risk oversight capacity, the Board and the Audit Committee engage in various practices, including, without limitation:

  •
  review and consideration of reports from and information provided by management to the Board and its committees on topics relating to the risks that the Trust faces, including, without limitation, the conditions in markets in which the Trust operates or is considering operating, tenant concentrations and credit worthiness, leasing activity and expirations, the status of current and anticipated development projects, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, potential risks relating to data breaches and cybersecurity, existing and potential legal claims against the Trust and various other matters relating to the Trust's business;

  •
  the required approval by the Board or the applicable committee of the Board of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, development projects and new borrowings;

  •
  the direct oversight of specific areas of the Trust's business by the Compensation, Audit and Corporate Governance and Nominating Committees; and

  •
  review and consideration of reports from and information provided by the Trust's auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Trust's compensation practices, qualification of the Trust as a REIT for tax purposes and the Trust's internal control over financial reporting.

        The Audit Committee is specifically responsible for discussing the guidelines and policies that govern the process by which the Trust's exposure to risk is assessed by management. As part of this process, the Audit Committee regularly assesses risks faced by the Trust in a manner designed to identify and analyze risks to achieving the Trust's business objectives. The results of these risk assessments are then discussed with management. In addition, as one component of the Trust's anti-fraud program, the Trust, under the supervision of the Audit Committee, established a hotline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Risk Considerations in our Compensation Program

        Our Compensation Committee has considered the concept of risk as it relates to our compensation program. While behavior that may result in inappropriate risk taking cannot necessarily be prevented by the structure of compensation practices, we believe that our compensation policies or practices do not create risks that are reasonably likely to have a material adverse effect on us. In our

"Compensation Discussion and Analysis," we discuss in general the compensation policies and practices that are applicable to our named executive officers. We believe that because these policies and practices, as well as the policy and practices utilized with respect to our more senior employees, incorporate variable compensation elements that focus on our overall financial performance, our individual employees are incentivized to act in furtherance of our overall corporate goals. We also have in place various operational controls, such as senior management review of significant leases and contracts, that we believe would aid in preventing the implementation of risky business arrangements.

        Compensation to our executive officers and senior employees is comprised of both fixed and incentive-based elements. The fixed compensation (i.e., regular salary) provides reliable, foreseeable income that mitigates the focus of our employees on the immediate financial performance of our company or its stock price, encouraging them to make decisions in our best long-term interests. The incentive components are designed to be sensitive to both our short- and long-term performance and stock price. In combination, we believe that our compensation structures do not encourage our officers and employees to take unnecessary or excessive risks in performing their duties. Contributing to this belief is the fact that our compensation structure has been structured substantially as it is now for a number of years, with occasional minor modifications to conform to changing industry-wide best practices, and we have seen no evidence that it encourages unnecessary or excessive risk taking.

 CORPORATE GOVERNANCE

Board Leadership Structure

        The Board, guided by the Corporate Governance and Nominating Committee, periodically monitors best practices in corporate governance, and as appropriate, considers and implements changes to the Trust's governance structure in order to reflect these best practices. As discussed below, in early 2014 this led to the Board electing a Lead Independent Trustee to supplement the leadership of the Board.

        Since the Trust's inception, it has had a board leadership structure under which the Chief Executive Officer also serves as Chairman of the Board. The Trust believes that it has been well-served by this structure and that the structure facilitates strong, clear and cohesive leadership, with a single person setting the tone and having the ultimate responsibility for all of the Trust's operating and strategic functions, thus providing unified leadership and direction for the Board and executive management.

        Currently, Mr. Hankowsky serves in these dual capacities, as he has since June 2003, when he was named Chairman in addition to his role as Chief Executive Officer, which he has held since January 2003. While the Board does not believe that the roles of Chairman and Chief Executive Officer must always be combined, and reserves the right to reconsider the issue as it deems appropriate, it intends to continue the current arrangement for the foreseeable future.

        Early in 2014, the Board, guided by the Corporate Governance and Nominating Committee, determined that it was in the best interests of the Trust and the shareholders for the Board to name a Lead Independent Trustee and, on March 26, 2014, elected Daniel P. Garton to fulfill that role. The Board believes that a Lead Independent Trustee will help to facilitate active and effective oversight by the independent trustees of the Trust's operations and strategic initiatives, including the risks that may be attendant thereto. As set forth in the Trust's corporate governance guidelines, the specific responsibilities of the Lead Independent Trustee include:

  •
  serve as liaison between the Chairman and the independent trustees;

  •
  preside at all meetings at which the Chairman is not present including executive sessions of the non-employee trustees and apprise the Chairman of the issues considered;

  •
  approve Board meeting agendas and, in consultation with the Chairman and the non-employee trustees, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

  •
  approve the type and facilitate the timely dissemination of information to be provided to trustees for Board meetings;

  •
  be available for consultation and direct communication with the Company's shareholders on behalf of the non-employees trustees;

  •
  to have the authority to call meetings of the non-employee trustees and set the agenda for any such meeting;

  •
  in the event of the death or incapacity of the Chairman, become the acting Chairman until a new Chairman is selected by the Board; and

  •
  perform such other duties as the Board may from time to time designate.

        Our Board is comprised of eight independent trustees and Mr. Hankowsky. Each of the trustees is a sophisticated and seasoned business person experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field.

For additional information about the backgrounds and qualifications of our directors, see "Proposal 1—Election of Trustees and Continuing Trustees."

Board Succession

        Although the Board is of the view that trustees with longstanding tenure on the Board provide significant benefits by way of their continuity, institutional memory and experience with the business and operations of the Trust, the Board also is committed to bringing new trustees on to the Board from time to time as a way of introducing new ideas and perspectives and filling anticipated Board succession needs. Toward that end, the Corporate Governance and Nominating Committee is currently in the process of seeking one or more new trustees with the appropriate skills, experience and business acumen to complement the current composition of the Board.

Independence of Trustees

        The Board has conducted a review of the independence of the trustees under the standards for independence established by the New York Stock Exchange. During this review, the Board considered any transactions and relationships between a trustee or member of that trustee's immediate family and the Trust and its subsidiaries and affiliates. The Board also examined any transactions and relationships between trustees or their affiliates and members of the Trust's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trustee is independent. Taking into account the review, the Board has determined that each of the trustees, other than Mr. Hankowsky, meets these standards, and is independent.

        In connection with the Board's annual affirmative determination as to the independence of the members of the Board, the Board considered the following matters: The husband of trustee Katherine E. Deitze is the Chief Investment Officer of Travelers Insurance, which from time to time has held debt and equity securities of the Company. Trustee Fredric J. Tomczyk was, until his retirement on September 30, 2016, the President and CEO of TD Ameritrade Holdings Corporation. TD Bank, which owns 41% of TD Ameritrade Holdings Corporation, is one of the 15 participant lenders in Liberty's unsecured line of credit. Mr. Tomczyk was not an officer, director or shareholder of TD Bank and was not involved in its management or in its lending decisions. The Committee determined that the above circumstances do not cause Ms. Dietze or Mr. Tomczyk to fail any of the tests for independence as set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual, and they did not constitute a material relationship.

Code of Conduct

        The Trust has a code of conduct for all its employees, including its chief executive officer and senior financial officers, including the Trust's principal financial officer and our principal accounting officer or controller within the meaning of the Securities and Exchange Commission regulations adopted under the Sarbanes-Oxley Act of 2002. The code of conduct is posted under the "Investors" section of the Trust's web site at www.libertyproperty.com.

        In addition, shareholders may request a copy of the code of conduct by directing a written request to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

Trustee Attendance at Annual Meetings

        The Trust encourages all of the trustees to attend the annual meeting of shareholders. The 2016 Annual Meeting of Shareholders was attended by all of the trustees.

Communications with Shareholders

        The Trust provides the opportunity for shareholders to communicate with the members of the Board. In this regard, the Board of Trustees has also adopted a process by which shareholders and other interested parties may communicate with the independent trustees or the chairperson of any of the committees of the Board of Trustees by e-mail or regular mail. Communications by e-mail should be sent to hfala@libertyproperty.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; or Chairperson, Corporate Governance and Nominating Committee; or to the independent trustees as a group to the Lead Independent Trustee, c/o the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

        All communications received in accordance with this process will be reviewed by the Trust's management to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate trustee or trustees. However, management reserves the right, with the concurrence of the Lead Independent Trustee, to disregard any communication that it determines to be unduly hostile, threatening, illegal, not reasonably to relate to the Trust or its business, or to be otherwise inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Bylaw Amendments

        On March 27, 2017, the Board adopted amendments to the Trust's Bylaws, effective immediately upon adoption, to provide shareholders, in addition to the Board, with the power to alter, amend or repeal any provision of the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of a majority of all the votes outstanding and entitled to be cast on the matter.

Shareholder Nominations for Trustees

        Shareholder nominations for election to the Board of Trustees should be sent to the attention of the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement, describe the nominee's qualifications and be accompanied by the nominee's written statement of willingness and affirmative desire to serve representing the interest of all shareholders. Shareholders may also make nominations directly by following the procedure specified in the Trust's By-laws.

        Nominees proposed by shareholders will be considered using the same criteria and in the same manner utilized by the Corporate Governance and Nominating Committee of the Board of Trustees in considering all nominees for election to the Board. See "Committees of the Board of Trustees—Corporate Governance and Nominating Committee."

Meetings of Non-Management and Independent Trustees

        The Board conducts scheduled executive sessions of the Board of Trustees, attended by only the independent trustees, for each Board meeting. The Lead Independent Trustee presides over these sessions.

PROPOSALS OF SECURITY HOLDERS

        All proposals of any shareholder of the Trust that such shareholder wishes to be presented at the 2018 Annual Meeting of Shareholders and included in the proxy statement and form of proxy prepared for that meeting must be received by the Trust at its principal executive offices no later than December 6, 2017 to be considered for inclusion in such proxy statement and form of proxy. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement. A proposal which does not comply with the applicable requirements of Rule 14a-8 under the Exchange Act will not be included in management's proxy soliciting material for the 2018 Annual Meeting of Shareholders.

        A shareholder of the Trust may wish to have a proposal presented at the 2018 Annual Meeting of Shareholders, but not to have such proposal included in the Trust's proxy statement and form of proxy relating to that meeting. Pursuant to Section 13(a)(2) of the Trust's By-laws, notice of any such proposal must be received by the Trust between February 17, 2018 and March 19, 2018. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal. Any such proposal must be submitted in writing to the Secretary of the Trust at the address appearing on the notice accompanying this proxy statement.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies will be borne by the Trust. In addition to the use of the mail, solicitations may be made by telephone and personal interviews by officers, trustees and regularly engaged employees of the Trust. The Trust has engaged Innisfree to distribute the Trust's shareholder materials and solicit proxies. The Trust has agreed to pay a fee of approximately $15,000 for such services and to reimburse the solicitor for all reasonable disbursements. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward this proxy statement to the beneficial owners of the shares held of record by such persons, and the Trust will reimburse them for their charges and expenses in this connection.

ANNUAL REPORT ON FORM 10-K

        The Trust will provide without charge to each person solicited by this proxy statement, at the written request of any such person, a copy of the Trust's Annual Report on Form 10-K (including the financial statements and the schedules thereto) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to the Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement and the Trust's 2016 Annual Report on Form 10-K may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

        Upon written or oral request to Vice President of Investor Relations at the address of the Trust appearing on the Notice of Annual Meeting that accompanies this proxy statement, or via telephone to the Investor Relations department at 610-648-1710, the Trust will promptly provide separate copies of the 2016 Annual Report on Form 10-K and/or this proxy statement. Shareholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2016 Annual Report on Form 10-K and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

 Annex A

        PROXY

LIBERTY PROPERTY TRUST
500 Chesterfield Parkway
Malvern, Pennsylvania 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of LIBERTY PROPERTY TRUST (the "Trust") hereby appoints William P. Hankowsky and Herman C. Fala, and each of them acting individually, as the attorney and proxy of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of beneficial interest of the Trust which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders of the Trust to be held at 11:00 a.m. local time at The Logan Hotel, One Logan Square, Philadelphia, PA 19103, and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side. The Board of Trustees recommends a vote FOR all of the nominees of the Board of Trustees in the election of trustees, FOR approval of the advisory vote to approve the compensation of the Trust's named executive officers, FOR the "1 Year" frequency of voting on the compensation of the Trust's named executive officers and FOR ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

☒    Please mark votes as in this example.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" all of the nominees of the Board of Trustees in the election of trustees, "FOR" approval of the advisory vote to approve the compensation of the Trust's named executive officers, "FOR" the "1 Year" frequency of voting on the compensation of the Trust's named executive officers and "FOR" ratification of the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2017

        This proxy statement and our 2016 annual report to shareholders are available at www.libertyproperty.com in the "Investor Relations" section.

1.
Election of nine trustees to hold office until 2018.

Nominees:	(01) Frederick F. Buchholz, (02) Thomas C. DeLoach, Jr., (03) Katherine E. Dietze, (04) Antonio F. Fernandez, (05) Daniel P. Garton, (06) William P. Hankowsky, (07) M. Leanne Lachman, (08) David L. Lingerfelt and (09) Fredric J. Tomczyk
	FOR ☐	WITHHELD ☐

FOR ALL NOMINEES, EXCEPT AS NOTED ABOVE.
2.
Advisory vote to approve the compensation of the Trust's named executive officers.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
Advisory vote regarding the frequency of the voting on the compensation of the Trust's named executive officers.

1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
4.
Approval of the proposal to ratify the selection of Ernst & Young LLP as the Trust's independent registered public accounting firm for 2017.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE
FOR ADDRESS	☐
CHANGE AND
NOTE AT LEFT

The undersigned hereby acknowledges receipt of the notice of annual meeting, the proxy statement furnished in connection therewith and the annual report to shareholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:                                    Date:                         Signature:                                     Date:

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF TRUSTEES
Recommendation and Required Vote
PROPOSAL 2—ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
PROPOSAL 3—ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE TRUST'S NAMED EXECUTIVE OFFICERS
Recommendation and Required Vote
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Shares Vested
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRUSTEE COMPENSATION
PROPOSAL 4—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY FOR APPROVING RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
MATTERS RELATED TO RISK
CORPORATE GOVERNANCE
PROPOSALS OF SECURITY HOLDERS
SOLICITATION OF PROXIES
ANNUAL REPORT ON FORM 10-K
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
  Annex A